EXHIBIT 2

















                      AGREEMENT AND PLAN OF REORGANIZATION

                          DATED AS OF DECEMBER 27, 1999

                                  BY AND AMONG

                        NATIONAL COMMERCE BANCORPORATION

                                       AND

                             PIEDMONT BANCORP, INC.

                  THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") dated as of this 27th day of December, 1999, by and among NATIONAL COMMERCE BANCORPORATION ("NCBC"), a Tennessee corporation which is registered as a bank holding company under the Bank Holding Company Act of 1956 and whose principal offices are located at One Commerce Square, Memphis, Tennessee 38150, and PIEDMONT BANCORP, INC. ("PBI"), a North Carolina corporation which is registered as a bank holding company and whose principal offices are located at 260 So. Churton Street, Hillsborough, North Carolina. NCBC and PBI are sometimes hereinafter called the "Parties."

                  Certain other capitalized terms used in this Agreement and in the related plan of Merger are defined below in Section 10.1.

                  A. PBI is the beneficial owner and holder of record of one hundred percent (100%) of the issued and outstanding shares of capital stock of Hillsborough Savings Bank, Inc., SSB (the "Savings Bank Subsidiary").

                  B. The Board of Directors of PBI deems it desirable and in the best interests of PBI, the Savings Bank Subsidiary and the shareholders of PBI that PBI be merged with and into NCBC, which would survive the merger as the Surviving Corporation, as defined herein (the "Merger"), on the terms and subject to the conditions set forth in this Agreement and in the manner provided in the Plan of Merger annexed hereto as Exhibit 1 (the "Plan of Merger") and has directed that this Agreement and the Plan of Merger be submitted to the shareholders of PBI with the recommendation that they be approved by them.

                  C. The Board of Directors of NCBC deems it desirable and in the best interests of NCBC and the shareholders of NCBC that PBI be merged with and into NCBC on the terms and subject to the conditions set forth in this Agreement and in the manner provided in the Plan of Merger.

                  D. The Parties intend that the Merger qualify as a reorganization pursuant to Section 368 of the Internal Revenue Code of 1986, as amended (the "Code") and be accounted for as a pooling-of-interests for financial accounting purposes.

                  E. The respective Boards of Directors of NCBC and PBI have each adopted resolutions setting forth and adopting this Agreement and the Plan of Merger, and have directed that this Agreement and the annexed Plan of Merger and all resolutions adopted by said Boards of Directors related to this Agreement, be submitted with appropriate applications to, and filed with all applicable Regulatory Authority as may be necessary in order to obtain all Consents required to consummate the proposed Merger and the transactions contemplated in this Agreement in accordance with this Agreement, the Plan of Merger and applicable law.

                  F. The respective boards of Directors of NCBC and PBI have agreed to cause NCBC and PBI to enter into the stock option agreement annexed hereto as Exhibit 2 (the "Stock Option Agreement") contemporaneously with the signing of this Agreement.

                  NOW, THEREFORE, in consideration of the foregoing premises and the mutual representations, warranties, covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

                                    ARTICLE 1
                               TERMS OF THE MERGER

                  1.1 Merger. Subject to the terms and conditions of this Agreement and in the manner provided in the Plan of Merger, at the Effective Time PBI shall be merged with and into NCBC in accordance with the provisions of
Section 55-11-01, et seq. of the North Carolina Business Corporation Act ("North Carolina Code") and Section 48-21-101, et seq. of the Tennessee Business Corporation Act (the "TBCA") and with the effect provided in Section 48-21-108 of the TBCA (the "Merger"). NCBC shall be the Surviving Corporation resulting from the Merger and shall continue to be governed by the laws of the State of Tennessee.

                  1.2 Time and Place of Closing. The Closing will take place at 9:00 a.m. on the date that the Effective Time occurs (or the immediately preceding day if the Effective Time is earlier than 9:00 a.m.) or at such other time as the Parties may mutually agree. The Closing shall be held at the offices of Bass, Berry & Sims PLC, 100 Peabody Place, Suite 950, Memphis, Shelby County, Tennessee 38103, or at such other place as the Parties may mutually agree.

                  1.3 Effective Time. The Merger and other transactions contemplated by this Agreement shall become effective on the date and at the time the Articles of Merger reflecting the Merger shall have been filed with both the Secretary of State of the State of North Carolina and the Secretary of State of the State of Tennessee (the "Effective Time").

                  1.4 Charter. The Charter of NCBC in effect immediately prior to the Effective Time shall be the Charter of the Surviving Corporation until otherwise amended or repealed.

                  1.5 Bylaws. The Bylaws of NCBC in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until otherwise amended or repealed.

                  1.6 Name. The name of NCBC shall remain unchanged after the Effective Time, unless and until otherwise renamed.

                  1.7 Directors and Officers. The directors and officers of NCBC in office immediately prior to the Effective Time, together with such additional persons as may thereafter be elected or appointed, shall serve as the directors and officers of the Surviving Corporation from and after the Effective Time in accordance with the Bylaws of the Surviving Corporation, unless and until their successors shall have been elected or appointed and shall have qualified or until they shall have been removed in the manner provided herein.

                  1.8 NCBC's Right to Revise the Structure of the Transaction. NCBC shall have the unilateral right to revise the structure of the Merger in order to achieve tax benefits or for any other reason which NCBC may deem advisable; provided, however, that NCBC shall not have the right, without the approval of the Board of Directors of PBI, to make any revision to the structure of the Merger which (i) changes the amount, form or nature of the Consideration which the PBI Record Holders are to receive as determined in the manner provided in 2.1(b) of this Agreement; (ii) changes the intended tax-free effect of the Merger to NCBC, PBI to any PBI Record Holder or (iii) adversely impacts the rights or benefits of the officers, directors or employees of PBI. NCBC may exercise this right of revision by giving written notice to PBI in the manner provided in Section 10.9 of this Agreement, which notice shall be in the form of an amendment to this Agreement and the Plan of Merger or in the form of an Amended and Restated Agreement and Amended and Restated Plan of Merger.

                                    ARTICLE 2
             MANNER OF CONVERTING SHARES AND OPTIONS; EXCHANGE RATIO

                  2.1 Conversion; Cancellation and Exchange of Shares; Exchange Ratio. At the Effective Time, by virtue of the Merger and without any action on the part of NCBC, PBI, or the shareholders of any of the foregoing, the shares of the constituent corporations shall be converted as follows:

                  (a) NCBC Capital Stock. Each share of NCBC Capital Stock, including any attached rights to purchase NCBC capital stock, issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.

                  (b) PBI Common Stock. Each share of PBI Common Stock issued and outstanding at the Effective Time shall cease to represent any interest (equity, shareholder or otherwise) in PBI and shall automatically be converted exclusively into, and constitute only the right of each PBI Record Holder to receive in exchange for such Holder's shares of PBI Common Stock the consideration to which the PBI Record Holder is entitled as provided in this
Section 2.1(b):

                  (i) The Exchange Ratio Calculation. Subject to any adjustments which may be required by an event described in Subsection 2.1(b)(iii) below, at and as of the Effective Time:


                         (A) Each share of the PBI Common Stock  outstanding  at
                  and as of the Effective Time shall be converted into the right to receive that number of shares of NCBC Common Stock equal to:

                            (I) The quotient of the Net Purchase  Price (defined
                      below) divided by the NCBC "Market Price Per Share" as defined hereinbelow,

                                   divided by

                            (II) The sum of the  number of shares of PBI  Common
                      Stock outstanding at and as of the Effective Time and the number of shares of PBI Common Stock issuable pursuant to options to purchase PBI Common Stock to the extent that such options are outstanding at and as of the Effective Time.

                  Notwithstanding the provisions of subsection (A) above, if the Market Price Per Share shall be less than $20.70, then each share of PBI Common Stock outstanding at and as of the Effective Time shall be converted into the right to receive .60499 shares of NCBC Common Stock, and if the Market Price Per Share shall exceed $25.30, then each share of PBI Common Stock outstanding at and as of the Effective Time shall be converted into the right to receive .49499 shares of NCBC Common Stock.

                         (B) "Net Purchase Price" shall be $34,500,000.


                            No share of PBI Common  Stock  shall be deemed to be
                      outstanding or have any rights other than those set forth in this Section 2.1(b) after the Effective Time. No fractional shares of NCBC Common Stock shall be issued in the Merger and, if after aggregating all of the whole and fractional shares of NCBC Common Stock to which a PBI Record Holder shall be entitled based upon this Exchange Ratio Calculation, there should be a fractional share of NCBC Common Stock remaining, such fractional share shall be settled by a cash payment therefor pursuant to Article 3 of this Agreement, which cash settlement shall be based upon the Market Price Per Share (as defined below) of one
                      (1) full share of NCBC Common Stock.

                  (ii) Definition of "Market Price Per Share". The "Market Price Per Share" shall be the average of the closing price per share of NCBC Common Stock on the Nasdaq (as reported by The Wall Street Journal) on the five (5) trading day period ending two (2) trading days prior to the Effective Time, or such earlier date as may be required by the Securities and Exchange Commission.

                  (iii) Effect of Stock Splits, Reverse Stock Splits, Stock Dividends and Similar Changes in the Capital of PBI. Should PBI effect any stock splits, reverse stock splits, stock dividends or similar changes in its respective capital accounts subsequent to the date of this Agreement but prior to the Effective Time, the Exchange Ratio may, in NCBC's sole discretion if such change in the capital accounts constitutes a breach of any of PBI's representations, warranties or covenants, be adjusted in such a manner as the Board of Directors of NCBC shall deem in good faith to be fair and reasonable in order to give effect to such changes. Notwithstanding the foregoing, nothing in this subparagraph (iii) shall be deemed to be a waiver of the inaccuracy of any representation or warranty or breach of any covenant by PBI set forth herein.

                  (c) Shares Held by PBI or NCBC. Each of the shares of PBI Common Stock held by any PBI Company or by any NCBC Company, in each case other than in a fiduciary capacity or as a result of debts previously contracted, shall be cancelled and retired at the Effective Time and no Consideration shall be issued in exchange therefor.

                  2.2 Conversion of Stock Options.

                  (a) At the Effective Time, all rights with respect to PBI Common Stock pursuant to stock options ("PBI Options") granted by PBI under the PBI Option Plans, which are outstanding at the Effective Time, whether or not exercisable, shall be converted into and become rights with respect to NCBC Common Stock, and NCBC shall assume each PBI Option, in accordance with the terms of the PBI Option Plan and stock option agreement by which it is evidenced. From and after the Effective Time, (i) each PBI Option assumed by NCBC may be exercised solely for shares of NCBC Common Stock, (ii) the number of shares of NCBC Common Stock subject to such PBI Option shall be equal to the number of shares of PBI Common Stock subject to such PBI Option immediately prior to the Effective Time multiplied by the Exchange Ratio, and (iii) the per share exercise price under each such PBI Option shall be adjusted by dividing the per share exercise price under each such PBI Option by the Exchange Ratio and rounding down to the nearest cent. PBI agrees to take all necessary steps to effectuate the foregoing provisions of this Section 2.2. Notwithstanding the foregoing, each stock option which is an "incentive stock option" under the PBI Option Plan shall be adjusted as required by Section 424 of the Internal Revenue Code of 1986, as amended (the "Code") and the regulations promulgated thereunder so as to continue as an incentive stock option under Section 424 of the Code and so as not to constitute a modification, extension or renewal of the option within the meaning of Section 424(h) of the Code.

                  2.3 Restricted Stock. At the Effective Time, each share of PBI Common Stock held by the trustees under the Hillsborough Savings Bank, Inc., SSB Management Recognition Plan (the "MRP"), including unvested shares subject to Awards as defined in the MRP heretofore granted to participants under the MRP, shall be converted into and exchanged for NCBC Common Stock and cash in lieu of fractional shares pursuant to the provisions of Section 3.1 below, and such shares and cash shall thereafter be held to be delivered to the respective participants pursuant to the MRP. At the Effective Time, the MRP and each stock grant agreement pursuant to which Awards were granted shall remain in effect, except that from and after the Effective Time the MRP and each such stock grant agreement shall be amended as necessary to provide that: (i) NCBC shall be substituted for the Savings Bank Subsidiary; (ii) the NCBC Board of Directors or its Compensation Committee shall be substituted for the Committee of the Savings Bank Subsidiary Board of Directors with respect to administration of the MRP;
(iii) unvested shares of NCBC Common Stock and cash determined in accordance with the provisions of Section 3.1 below shall be substituted for unvested shares of PBI Common Stock; (iv) no shares or other assets in addition to the shares of PBI Common Stock currently awarded under the MRP shall be purchased by or for the MRP; and (v) shares, cash or other interests in the MRP forfeited by participants shall be retained by the Trustees and shall be available for making additional Awards under the MRP.

                  2.4 ESOP. The parties acknowledge that the Hillsborough Savings Bank, Inc. Employee Stock Ownership Plan will not be continued by NCBC and that, as a result, in accordance with the terms of such Plan, such Plan will terminate as a result of the Merger.

                  2.5 Anti-Dilution Provisions. In the event NCBC changes the number of shares of NCBC Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, or recapitalization with respect to such stock and the record date therefor (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) shall be prior to the Effective Time, the Exchange Ratio shall be proportionately adjusted.

                                    ARTICLE 3
                               EXCHANGE OF SHARES

                  3.1 Exchange  Procedures.  Promptly after the Effective  Time,
NCBC and PBI shall cause the Exchange Agent to mail to the PBI Record Holders appropriate transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing shares of PBI Common Stock shall pass, only upon proper delivery of such certificates to the Exchange Agent). The Exchange Agent may establish reasonable and customary rules and procedures in connection with its duties. After the Effective Time, each PBI Record Holder of PBI Common Stock (other than shares to be cancelled pursuant to Section 2.1(c) of this Agreement) issued and outstanding at the Effective Time shall surrender the certificate or certificates representing such shares to the Exchange Agent and shall promptly upon surrender thereof receive in exchange therefor the Consideration provided in Section 2.1(b) of this Agreement, together with all undelivered dividends or distributions in respect of such shares (without interest thereon) pursuant to
Section 3.2 of this Agreement. To the extent required by Section 2.1(b) of this Agreement, each PBI Record Holder also shall receive, upon surrender of the certificate or certificates representing his or her shares of PBI Common Stock outstanding immediately prior to the Effective Time, cash in lieu of any fractional share of NCBC Common Stock to which such holder may be otherwise entitled (without interest). NCBC shall not be obligated to deliver the Consideration to which any PBI Record Holder is entitled as a result of the Merger until such PBI Record Holder surrenders such holder's certificate or certificates representing the shares of PBI Common Stock for exchange as provided in this Section 3.1. The certificate or certificates of PBI Common Stock so surrendered shall be duly endorsed as the Exchange Agent may reasonably require. Any other provision of this Agreement notwithstanding, neither NCBC nor the Exchange Agent shall be liable to a PBI Record Holder for any amounts paid or properly delivered in good faith to a public official pursuant to any applicable abandoned property Law. Adoption of this Agreement by the shareholders of PBI shall constitute ratification of the appointment of the Exchange Agent.

                  3.2 Rights of Former PBI Record Holders. At the Effective Time, the stock transfer books of PBI shall be closed as to holders of PBI
Common Stock outstanding immediately prior to the Effective Time, and no transfer of PBI Common Stock by any PBI Record Holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of Section 3.1 of this Agreement, each certificate theretofore representing shares of PBI Common Stock (other than shares to be cancelled pursuant to Section 2.1(c) of this Agreement) shall from and after the Effective Time represent for all purposes only the right to receive the Consideration provided in Section 2.1(b) of this Agreement, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which have been declared or made by PBI in respect of such shares of PBI Common Stock in accordance with the terms of this Agreement and which remain unpaid at the Effective Time. Whenever a dividend or other distribution is declared by NCBC on the NCBC Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares of NCBC Common Stock issuable pursuant to this Agreement, but beginning sixty (60) days after the Effective Time no dividend or other distribution payable to the holders of record of NCBC Common Stock as of any time subsequent to the Effective Time shall be delivered to a PBI Record Holder until such PBI Record Holder surrenders his or her certificate or certificates evidencing PBI Common Stock for exchange as provided in Section 3.1 of this Agreement. However, upon surrender of such PBI Common Stock certificate, both the NCBC Common Stock certificate and any undelivered dividends and cash payments payable hereunder (without interest) shall be delivered and paid with respect to each share represented by such certificate.

                  3.3 Lost Certificates. Any PBI Record Holder whose certificate representing shares of PBI Common Stock has been lost, destroyed, stolen or otherwise is missing shall be entitled to receive a certificate representing the shares of NCBC Common Stock and cash in lieu of fractional shares to which he or she is entitled in accordance with and upon compliance with conditions reasonably imposed by the Exchange Agent (including, without limitation, a requirement that the shareholder provide a lost instruments indemnity bond in form, substance and amount reasonably satisfactory to the Exchange Agent).

                                    ARTICLE 4
                      REPRESENTATIONS AND WARRANTIES OF PBI

                  Except as disclosed in the PBI Disclosure Letter, PBI hereby represents and warrants to NCBC as follows:

                  4.1 Organization, Standing and Power. PBI is a corporation duly organized, validly existing, and in good standing under the laws of the State of North Carolina and has the corporate power and authority to carry on its business in all material respects as now conducted and to own, lease and operate its Assets. PBI is duly qualified or licensed to transact business as a foreign corporation in good standing in the states of the United States and foreign jurisdictions where the character of its Assets or the conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PBI.

                  4.2 Authority; No Breach of Agreement.

                  (a) PBI has the  corporate  power and  authority  necessary to execute, deliver and, upon obtaining all necessary approvals from its stockholders and appropriate Regulatory Authorities, to perform its obligations under this Agreement and effect the Plan of Merger and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the Plan of Merger, as appropriate, and the consummation of the transactions contemplated herein and therein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of PBI, subject to the approval of this Agreement and the Plan of Merger by the requisite vote of holders of the outstanding shares of PBI Common Stock, which is the only shareholder vote required for approval of this Agreement and the Plan of Merger and consummation of the Merger by PBI. Subject to the receipt of such requisite shareholder approval, this Agreement represents a legal, valid and binding obligation of PBI, enforceable against PBI in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium or similar laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief and other equitable remedies is subject to the discretion of the court before which any proceeding may be brought).

                  (b) Neither the execution and delivery of this Agreement or the Plan of Merger, as appropriate, by PBI, nor the consummation by PBI of the transactions contemplated hereby or thereby, nor compliance by PBI with any of the provisions hereof or thereof will (i) conflict with or result in a breach of any provision of PBI's Articles of Incorporation or Bylaws, or (ii) except as disclosed in Section 4.2(b) of the PBI Disclosure Letter, constitute or result in a Default under, or require any Consent (other than shareholder approval) pursuant to, or result in the creation of any Lien on any material Asset of any PBI Company under, any Contract or Permit of any PBI Company except as is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PBI, or (iii) subject to receipt of the requisite Consents referred to in Section 7.3 of this Agreement, violate any Law or Order applicable to any PBI Company or any of its assets except as is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PBI.

                  (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate Laws, the rules of the American Stock Exchange and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any PBI Employee Plans or under the HSR Act, and other than Consents, filings or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PBI, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by PBI of the Merger and the other transactions contemplated in this Agreement and the Plan of Merger.

                  (d) No PBI Company is a party to, or subject to, or bound by, any agreement or judgment, order, letter of understanding, writ, prohibition, injunction or decree of any court or other governmental body of competent jurisdiction, or any law which would prevent the execution and delivery of this Agreement and the Plan of Merger by PBI, or the consummation of the transactions contemplated hereby and thereby, and no action or proceeding is pending against any PBI Company in which the validity of this Agreement, the transactions contemplated hereby or any action which has been taken by any of such Parties in connection herewith or in connection with the transaction contemplated hereby is at issue.

                  4.3 Capital Stock.

                  (a) The authorized capital stock of PBI consists of 20,000,000 shares of PBI Common Stock, no par value per share, of which 2,502,700 shares are issued and outstanding as of the date of this Agreement and 5,000,000 shares of PBI preferred stock, no par value, of which no shares are issued and outstanding as of the date of this Agreement. All of the issued and outstanding shares of capital stock of PBI are duly and validly issued and outstanding and are fully paid and nonassessable. None of the outstanding shares of capital stock of PBI have been issued in violation of any preemptive rights of the current or past shareholders of PBI.

                  (b) Except as set forth in Section 4.3(a) of this Agreement or pursuant to the PBI Option Plans, there are no shares of capital stock or other equity securities of PBI outstanding and no outstanding Rights relating to the capital stock of PBI; provided, however, that 105,800 shares of PBI Common Stock have been issued, and are being held pursuant to restrictions set forth in, the Hillsborough Savings Bank, Inc., SSB Management Recognition Plan.

                  4.4 PBI Subsidiaries. PBI has disclosed in Section 4.4 of the PBI Disclosure Letter all of the PBI Subsidiaries(identifying its jurisdiction of incorporation, each jurisdiction in which the character of its Assets or the nature or conduct of its business requires it to be qualified and/or licensed to transact business except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PBI, and the number of shares owned and percentage ownership interest represented by such share ownership). PBI or one of its wholly owned Subsidiaries owns all of the issued and outstanding shares of capital stock (or other equity interests) of each PBI Subsidiary. No capital stock (or other equity interest) of any PBI Subsidiary is or may become required to be issued (other than to another PBI Company) by reason of any Rights, and there are no Contracts by which any PBI Subsidiary is bound to issue (other than to another PBI Company) additional shares of its capital stock (or other equity interests) or Rights or by which any PBI Company is or may be bound to transfer any shares of the capital stock (or other equity interest) of any PBI Subsidiary (other than to another PBI Company). There are no Contracts relating to the rights of any PBI Company to vote or to dispose of any shares of the capital stock (or other equity interests) of any PBI Subsidiary. All of the shares of capital stock (or other equity interests) of each PBI Subsidiary held by a PBI Company are fully paid and nonassessable under the applicable corporation or similar Law of the jurisdiction in which such Subsidiary is incorporated or organized and are owned by the PBI Company free and clear of any Lien. Each PBI Subsidiary is either a bank or a corporation, and each such Subsidiary is duly organized, validly existing, and (as to corporations) in good standing under the laws of the jurisdiction in which it is incorporated or organized, and has the corporate power and authority necessary for it to own, lease and operate its Assets and to carry on its business in all material respects as now conducted. Each PBI Subsidiary is duly qualified or licensed to transact business as a foreign corporation in good standing in the states of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PBI. The only PBI Subsidiary that is a depository institution is Savings Bank Subsidiary. Savings Bank Subsidiary is an "insured institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder, and the Deposits in which are insured by the Savings Association Insurance Fund, to the extent provided by law. The minute book and other organizational documents and Records for each PBI Subsidiary have been made available to NCBC for its review, and are true and complete in all material respects as in effect as of the date of this Agreement and accurately reflect in all material respects all amendments thereto and all proceedings of the Board of Directors and shareholders thereof.

                  4.5 PBI Financial Statements. PBI has delivered or made available to NCBC (or will deliver when available, with respect to periods ended after the date of this Agreement but prior to the Effective Time) true, correct and complete copies of:

                  (a) Annual reports on Form 10-K, including any amendments thereto, for the years ended June 30, 1997, 1998 and 1999, and the quarterly report on Form 10-Q for the quarter ended September 30, 1999, all as filed with the SEC (the "PBI SEC Reports"). All financial statements contained in the PBI SEC Reports (the "PBI GAAP Financial Statements") were prepared in accordance with GAAP and fairly present the financial conditions, results of operations, changes in stockholders' equity and cash flows of PBI as of the dates of such financial statements and for the periods then ended (subject, in the case of quarterly reports, to normal recurring year-end adjustments, which were not and were not expected to be material).

                  (b) All Call Reports and Federal Reserve FRY-6 Reports and FRY-9C Reports, including any amendments thereto, filed with any Regulatory Authorities by PBI and any PBI Subsidiary, respectively, for the years ended December 31, 1996, 1997, and 1998, and thereafter, together with any correspondence with any Regulatory Authorities concerning any of the aforesaid financial statements and Reports (the "PBI Regulatory Financial Statements"). Such PBI Regulatory Financial Statements (i) were (or will be) prepared from the Records of PBI and/or each PBI Subsidiary; (ii) were (or will be) prepared in accordance with regulatory accounting principles consistently applied except where otherwise noted; (iii) present (or, when prepared, will present) in all material respects PBI's and each PBI Subsidiary's financial condition and the results of its operations, changes in stockholders' equity and cash flows at the relevant dates thereof and for the periods covered thereby; and (iv) contain or reflect (or, when prepared, will contain and reflect) all adjustments and accruals necessary for the accurate presentation (in all material respects) of PBI's and each PBI Subsidiary's financial condition and the results of PBI's and each PBI Subsidiary's operations and cash flows for the periods covered by such financial statements (subject to any exceptions as to consistency specified therein or as may be indicated in the notes thereto or, in the case of interim financial statements, to normal recurring year-end adjustments that are not material).

                  4.6 Absence of Undisclosed Liabilities. No PBI Company has any Liabilities that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PBI, except Liabilities which are accrued or reserved against in the PBI GAAP Financial Statements as of September 30, 1999, or reflected in the notes or schedules, if any, thereto, and delivered with the PBI Disclosure Letter prior to the date of this Agreement and (ii) Liabilities incurred in the ordinary course of business since September 30, 1999. No PBI Company has incurred or paid any Liability since the Balance Sheet Date, except for such Liabilities incurred or paid in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PBI or in connection with the transactions contemplated by this Agreement.

                  4.7 Absence of Certain Changes or Events. Except as described in Section 4.7 of the PBI Disclosure Letter, since the Balance Sheet Date there has not been:

                      (a) Any material transaction by any PBI Company which was not undertaken in the ordinary course of business consistent with past practice.

                      (b) Any loss of a key employee or any damage, destruction or loss, whether or not covered by insurance, which has had or which may be reasonably expected to have a Material Adverse Effect on PBI.

                      (c) Any acquisition or disposition by any PBI Company of any Asset having a fair market value, singularly or in the aggregate for each PBI Company, in an amount greater than Fifty Thousand Dollars ($50,000.00), except in the ordinary course of business consistent with past practice.

                      (d) Any mortgage, pledge or subjection to Lien, of any kind or nature, any of the Assets of any PBI Company, except to secure extensions of credit in the ordinary course of business consistent with past practice.

                      (e) Any amendment, modification or termination of any Contract relating to any PBI Company or to which any PBI Company is a party which amendment, modification or termination would or may be reasonably expected to have a Material Adverse Effect on PBI.

                      (f) Any increase in, or commitment to increase, the compensation payable or to become payable to any officer, director, employee or agent of any PBI Company, or any bonus payment or similar arrangement made to or with any of such officers, directors, employees or agents, other than routine increases made in the ordinary course of business not exceeding the greater of ten percent (10%) per annum or Five Thousand Dollars ($5,000.00) for any of them individually.

                      (g) Any incurring of, assumption of, or taking of, by any PBI Company, any Asset subject to any Liability, except for Liabilities incurred or assumed or Assets taken subsequent to the Balance Sheet Date in the ordinary course of business consistent with past practice.

                      (h) Except as are applicable to state-chartered, FDIC insured savings banks and their Affiliates, generally, any material alteration in the manner of keeping the books, accounts or Records of any PBI Company, or in the accounting policies or practices therein reflected.

                      (i) Any release or discharge (or partial release or discharge) of any obligation or Liability of any Person related to or arising out of any loan made by any PBI Company, except in the ordinary course of business and in conformity with past practice, which, individually or in the aggregate, would or may reasonably be expected to have a Material Adverse Effect on PBI.

                  4.8 Tax Matters.

                  (a) All Tax Returns required to be filed by or on behalf of any of the PBI Companies have been timely filed or requests for extensions have been timely filed, granted and have not expired for periods ended on or before June 30, 1999, and will be filed, or requests for an extension of time for filing will be filed, on or before the date of the most recent fiscal year end immediately preceding the Effective Time, and all Tax Returns filed are complete and accurate in all material respects. All Taxes shown on filed Tax Returns have been paid. There is no audit, examination, deficiency proceeding, or litigation with respect to any Taxes, except as reflected in the PBI GAAP Financial Statements or Section 4.8(a) of the PBI Disclosure Letter. All Taxes and other Liabilities due with respect to completed and settled examinations or concluded Litigation have been paid. There are no Liens with respect to Taxes upon any of the Assets of the PBI Companies.

                  (b) None of the PBI Companies has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due (excluding such statutes that relate to years currently under examination by the Internal Revenue Service or other applicable taxing authorities) that is currently in effect.

                  (c) Adequate provision for any Taxes due or to become due for any of the PBI Companies for the period or periods through and including the date of the respective PBI GAAP Financial Statements has been made and is reflected on such PBI GAAP Financial Statements.

                  (d) Reserved.

                  (e) Each of the PBI Companies is in compliance with, and its Records contain information and documents (including properly completed IRS Forms W-9) necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state and local tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the IRC, except for such instances of non-compliance and such omissions as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PBI.

                  (f) There has not been an ownership change, as defined in the IRC Section 382(g), of any of the PBI Companies that occurred during or after any Taxable Period in which the PBI Companies incurred a net operating loss that carries over to any Taxable Period ending after June 30, 1999.

                  (g) Except as set forth in Section 4.8(g) of the PBI Disclosure Letter, none of the PBI Companies is a party to any tax allocation or sharing agreement and none of the PBI Companies has been a member of an affiliated group filing a consolidated federal income tax return (other than a group the common parent of which was PBI) or has any Liability for taxes of any Person (other than PBI and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law) as a transferee or successor or by contract or otherwise.

                  4.9 Allowance for Possible Loan Losses. The allowance for possible loan or credit losses, including any allowances or reserves for losses on ORE and other collateral taken in satisfaction, or partial satisfaction of a debt previously contracted (the "Allowance") shown on the consolidated balance sheets of PBI included in the most recent PBI Regulatory Financial Statements dated prior to the date of this Agreement was, and the Allowance shown on the consolidated balance sheets of PBI included in the PBI Regulatory Financial Statements as of dates subsequent to the execution of this Agreement and as of the Closing Date will be, as of the dates thereof, in the reasonable opinion of management of PBI adequate (within the meaning of GAAP and applicable regulatory requirements or guidelines) to provide for all known and reasonably anticipated losses relating to or inherent in the loan and lease portfolios (including accrued interest receivables and ORE reserves) of the PBI Companies and other extensions of credit (including letters of credit and commitments to make loans or extend credit) by the PBI Companies as of the dates thereof, except where the failure of such Allowance to be adequate is not reasonably likely to have a Material Adverse Effect on PBI. Except as described in Section 4.9 of the PBI Disclosure Letter (by loan type, loan number, classification and outstanding balance), no PBI Company has any Loan or other extension of credit which has been (or should have been in management's reasonable opinion) classified as "Other Assets Especially Mentioned," "Substandard," "Doubtful" or "Loss," or similar classifications, that were not classified in any PBI Company's most recent report of examination. Section 4.9 of the PBI Disclosure Letter also lists all Loans or extensions of credit which are included on any PBI Company's "watch list." The net book value of any PBI Company's assets acquired through foreclosure in satisfaction of problem loans ("ORE") is carried on the balance sheet of the PBI Financial Statements at fair value at the time of acquisition less estimated selling costs which approximate the net realizable value of the ORE in accordance with the American Institute of Certified Public Accountants' Statement of Position 92-3.

                  4.10 Assets. Except as reflected in the PBI GAAP Financial Statements or as set forth in Section 4.10 of the PBI Disclosure Letter, the PBI Companies have good and marketable title, free and clear of all Liens, to all of their respective Assets except to the extent that is not reasonably likely to have a Material Adverse Effect on PBI. All tangible Assets used in the businesses of the PBI Companies are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with PBI's past practices except to the extent that is not reasonably likely to have a Material Adverse Effect on PBI. All Assets which are material to PBI's business on a consolidated basis, held under leases or subleases by any of the PBI Companies, are held under valid Contracts enforceable in all material respects in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief and other equitable remedies is subject to the discretion of the court before which any proceedings may be brought), and each such Contract is in full force and effect. The PBI Companies currently maintain insurance similar in amounts, scope, and coverage that management believes to be adequate in all material respects. None of the PBI Companies has received notice from any insurance carrier that (i) such insurance would be cancelled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be substantially increased. Except as set forth in Section 4.10 of the PBI Disclosure Letter there are presently no claims pending under any such policies of insurance and no notices have been given by any PBI Company under such policies.

                  4.11 Intellectual Property. All of the Intellectual Property rights of the PBI Companies are in full force and effect and constitute legal, valid and binding obligations of the respective parties thereto except to the extent that is not reasonably likely to have a Material Adverse Effect on PBI, and there have not been, and there currently are not, any defaults thereunder by any PBI Company except to the extent that is not reasonably likely to have a Material Adverse Effect on PBI. A PBI Company owns or is the valid licensee of all such Intellectual Property rights free and clear of all liens or claims of infringement except to the extent that is not reasonably likely to have a Material Adverse Effect on PBI. Except to the extent that is not reasonably likely to have a Material Adverse Effect on PBI, none of the PBI Companies or their respective predecessors, has misused the Intellectual Property rights of others and none of the Intellectual Property rights as used in the business conducted by any such PBI Company infringes upon or otherwise violates the rights of any Person, nor has any Person asserted a claim of such infringement. Except as disclosed in Section 4.11 of the PBI Disclosure Memorandum, no PBI Company is obligated to pay any royalties to any Person with respect to any such Intellectual Property. Each PBI Company owns or has the valid right to use all of the Intellectual Property rights material to PBI which it is presently using, or in connection with performance of any material Contract to which it is a party. No officer, director, or employee of any PBI Company is party to any Contract which requires such officer, director or employee to assign any interest in any Intellectual Property or keep confidential any trade secrets, proprietary data, customer information, or other business information except as disclosed in Section 4.11 of the PBI Disclosure Letter, which restricts or prohibits such officer, director or employee from engaging in activities competitive with any person, including any PBI Company.

                  4.12  Environmental  Matters.  Except as set forth in  Section
4.12 of the PBI Disclosure Letter:


                  (a) To the Knowledge or PBI, each PBI Company, its Participation Facilities, and its Operating Properties are, and have been, in compliance with all Environmental Laws, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PBI.

                  (b) To the Knowledge of PBI, there is no litigation pending or threatened before any court, governmental agency or authority or other forum in which any PBI Company or any of its Operating Properties or Participation
Facilities (or PBI in respect of such Operating Property or Participation Facility) has been or, with respect to threatened litigation, may be named as a defendant (i) for alleged noncompliance (including by any predecessor) with any environmental law or (ii) relating to the release into the environment of any Hazardous Material, whether or not occurring at, on, under, adjacent to, or affecting (or potentially affecting) a site owned, leased, or operated by any PBI Company or any of its Operating Properties or Participation Facilities, except for such litigation pending or threatened that is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PBI.

                  (c) To the Knowledge of PBI, during the period of (i) any PBI Company's ownership or operation of any of their respective current properties,
(ii) any PBI Company's participation in the management of any Participation Facility, or (iii) any PBI Company's holding of a security interest in an Operating Property, there have been no releases of Hazardous Material in, on, under, adjacent to, or affecting (or potentially affecting) such properties, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PBI. To the Knowledge of PBI, prior to the period of (i) any PBI Company's ownership or operation of any of their respective current properties, (ii) any PBI Company's participation in the management of any Participation Facility, or (iii) any PBI Company's holding of a security interest in an Operating Property, there were no releases of Hazardous Material in, on, under, or affecting such property, Participation Facility or Operating Property, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PBI.

                  4.13 Compliance with Laws. PBI is duly registered as a bank holding company under the BHC Act. Each PBI Company has in effect all Permits necessary for it to own, lease or operate its material Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PBI, and, to the knowledge of PBI, there has occurred no Default under any such Permit other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PBI. Except as set forth in Section 4.13 of the PBI Disclosure Letter, none of the PBI Companies:

                  (a) Is, to the knowledge of PBI, in violation of any Laws, Orders or Permits applicable to its business or employees conducting its business, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PBI; and

                  (b) Has received any notification or communication from any agency or department of federal, state or local government or any Regulatory Authority or the staff thereof (i) asserting that any PBI Company is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces where such noncompliance is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PBI, (ii) threatening to revoke any Permits the revocation of which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PBI, or
(iii) requiring any PBI Company to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, or memorandum of understanding, or to adopt any board resolution or similar undertaking, which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, its management or the payment of dividends.

                  4.14 Labor Relations. No PBI Company is the subject of any Litigation asserting that it or any other PBI Company has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state Law) or seeking to compel it or any other PBI Company to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving any PBI Company, pending or threatened, or to the Knowledge of PBI, is there any activity involving any PBI Company's employees seeking to certify a collective bargaining unit or engaging in any other organization activity, in any case which might, individually or in the aggregate, have a Material Adverse Effect on PBI.

                  4.15 Employee Benefit Plans.

                  (a) PBI has disclosed in Section 4.15(a) of the PBI Disclosure Letter, and has delivered or made available to NCBC prior to the date of this Agreement copies in each case of, all pension, retirement, profit sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus or other incentive plan, all other written employee programs, arrangement or agreements, all medical, vision, dental or other health plans, all life insurance plans and all other employee benefit plans or fringe benefit plans, including "employee benefit plans" as that term is defined in Section 3(3) of ERISA, currently adopted, maintained by, sponsored in whole or in part by, or contributed to by any PBI Company or ERISA Affiliate (defined below) thereof for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate (collectively the "PBI Benefit
Plans"). Any of the PBI Benefit Plans which is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, is referred to herein as a "PBI ERISA Plan." Each PBI ERISA Plan which is also a "defined benefit plan" (as defined in IRC Section 414(j)) is referred to herein as a "PBI Pension Plan." No PBI Pension Plan is or has been a multi-employer plan within the meaning of Section 3(37) of ERISA.

                  (b) Except as set forth in Section 4.15(b) of the PBI Disclosure Letter, all PBI Benefit Plans are in compliance with the applicable terms of ERISA, the IRC and any other applicable laws the breach or violation of which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PBI. Each PBI ERISA Plan which is intended to be qualified under IRC Section 401(a) has received a favorable determination letter from the Internal Revenue Service, and PBI is not aware of any circumstances likely to result in revocation of any such favorable determination letter. Except as set forth in Section 4.15(b) of the PBI Disclosure Letter, no PBI Company has engaged in a transaction with respect to any PBI Benefit Plan that, assuming the taxable period of such plan expired as of the date hereof, would subject any PBI Company to a tax imposed by either IRC Section 4975 or Section 502(i) of ERISA in amounts which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PBI.

                  (c) Except as disclosed in Section 4.15(e) of the PBI Disclosure Letter, no PBI Company has any liability for retiree health and life benefits under any of the PBI Benefit Plans to former employees and there are no restrictions on the rights of such PBI Company to amend or terminate any such retiree health or benefit plan without incurring liability thereunder which is reasonably likely to have a Material Adverse Effect on PBI.

                  (d) Except as disclosed in Section 4.15(f) of the PBI Disclosure Letter, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, or otherwise) becoming due to any director or any employee of any PBI Company from any PBI Company under any PBI Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any PBI Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefit.

                  (e) The present values of all accrued deferred compensation entitlements (including entitlements under any executive compensation, supplemental retirement or employment agreement) of employees and former employees of any PBI Company and their respective beneficiaries, other than entitlements accrued pursuant to funded retirement plans subject to the provisions of IRC Section 412 or Section 302 of ERISA, have been fully reflected on the PBI GAAP Financial Statements to the extent required by and in accordance with GAAP.

                  4.16 Material  Contracts.  Except as disclosed in Section 4.16 of the PBI Disclosure Letter, none of the PBI Companies, nor any of their respective assets, businesses or operations, is a party to, or is bound or affected by, or receives benefits under (i) any employment, severance, termination, consulting or retirement contract providing for aggregate payments to any Person in any calendar year in excess of $10,000 or total aggregate payments of $50,000 to all Persons receiving benefits (ii) any contract relating to the borrowing of money by any PBI Company or the guarantee by any PBI Company of any such obligation (other than contracts evidencing deposit liabilities, purchases of federal funds, fully secured repurchase agreements and Federal Home Loan Bank advances of depository institution subsidiaries, trade payables, and contracts relating to borrowings or guarantees made in the ordinary course of business), (iii) any contracts which prohibit or restrict any PBI Company from engaging in any business activities in any geographic area, line of business or otherwise in competition with any other person, (iv) any exchange-traded or over-the-counter swap, forward, future, option, cap, floor or collar financial contract, or any other interest rate or foreign currency protection contract (not disclosed in the PBI GAAP Financial Statements delivered prior to the date of this Agreement) which is a financial derivative contract (including various combinations thereof), and (v) any other material contract or amendment thereto that would be required to be filed as an exhibit to a PBI SEC Report (whether or not PBI is subject to the filing requirements of the SEC) filed (or which would have been filed if PBI were subject to the SEC reporting requirements) by PBI with the SEC prior to the date of this Agreement (together with all contracts referred to in Sections 4.10 and 4.15(a) of this Agreement (the "PBI Contracts")). With respect to each PBI Contract: (i) no PBI Company is in Default thereunder, and (ii) no other party to any such contract is, to the Knowledge of PBI, in Default in any respect or has repudiated or waived any material provision thereunder, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PBI. Except as set forth in Section 4.16 of the PBI Disclosure Letter, all of the indebtedness of any PBI Company for money borrowed is prepayable at any time by such PBI Company without penalty or premium.

                  4.17 Legal Proceedings. There is no Litigation pending, or, to the Knowledge of PBI, threatened against any PBI Company, or against any Asset, interest, or right of any of them that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PBI, nor are there any orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any PBI Company, that are reasonably likely to have, individually or in the aggregate, a material Adverse Effect on PBI.
Section 4.17 of the PBI Disclosure Letter includes a report of all material litigation as of the date of this Agreement to which any PBI Company is a party and which names a PBI Company as a defendant or cross-defendant.

                  4.18 Reports. Since January 1, 1996, each PBI Company has timely filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with (i) the SEC, if applicable, including Forms 10-K, Forms 10-Q, Forms 8-K and proxy statements,
(ii) all other Regulatory Authorities, and (iii) any applicable state securities or banking authorities (except failures to file which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PBI). As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable laws. As of its respective date, each such report and document did not, in all material respects, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

                  4.19 Statements True and Correct. No statement, certificate, instrument or other writing furnished or to be furnished by any PBI Company to NCBC pursuant to this Agreement or any other document, agreement, or instrument referred to herein contains, or will contain, any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by any PBI Company or any Affiliate thereof for inclusion in the Registration Statement to be filed by NCBC with the SEC will, when the Registration Statement becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading. None of the information supplied or to be supplied by any PBI Company or any Affiliate thereof for inclusion in the Proxy Statement to be mailed to PBI's shareholders in connection with the shareholders' meeting, and any other documents to be filed by a PBI Company or any Affiliate thereof with the SEC or any other Regulatory Authority in connection with the transactions contemplated thereby, will, at the respective time such documents are filed, and with respect to the Proxy Statement, when first mailed to the shareholders of PBI, contain any untrue statement of material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the shareholders' meeting, contain any untrue statement of material fact, or omit to state any material fact necessary to make the statement therein, in light of the circumstances under which they were made, not misleading. All documents that any PBI Company or any Affiliate thereof is responsible for filing with any regulatory authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

                  4.20 Accounting, Tax and Regulatory Matters. To the Knowledge of PBI, no PBI Company or any Affiliate thereof has taken any action or is affected by any fact or circumstance that is reasonably likely to (i) prevent the transactions contemplated hereby, including the Merger, from qualifying as a reorganization within the meaning of Section 368(a) of the IRC, or (ii) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 8.1(b) of this Agreement or result in the imposition of a condition or restriction of the type referred to in the last sentence of such section. PBI has made stock repurchases as described in Section 4.20 of the PBI Disclosure Letter, which, depending upon facts related to NCBC, could affect qualification of the transactions contemplated hereby for pooling-of-interests accounting treatment.

                  4.21 State Takeover Laws. Except for provisions in the Articles of Incorporation of PBI and the Savings Bank Subsidiary, no PBI Company has taken any action designed or intended to require the transactions contemplated by this Agreement and the Plan of Merger to comply with any applicable "moratorium," "fair price," "business combination," "control share," or other anti-takeover laws (collectively "Takeover Laws"), including Articles 9 and 9A of the North Carolina Business Corporation Act.

                  4.22 Articles of Incorporation Provisions. Each PBI Company has taken all action so that the entering into of this Agreement and the Plan of Merger and the consummation of the Merger and the other transactions contemplated by this Agreement and the Plan of Merger do not and will not result in the grant of any rights to any Person under the Articles, Bylaws or other governing instruments of any PBI Company (other than their rights under this Agreement and the Plan of Merger and voting, dissenters' appraisal or other similar rights) or restrict or impair the ability of NCBC or any of its Subsidiaries to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of any PBI Company that may be directly or indirectly acquired or controlled by it.

                  4.23 Charter Documents. PBI has previously provided, or made available to, NCBC true and correct copies of the Articles of Incorporation and Bylaws of PBI and the Articles of Incorporation and Bylaws of each PBI Company, as amended to date, and each are in full force and effect.

                  4.24 Year 2000 Matters. The computer software operated by PBI which is material to the conduct of its business is capable of providing or is being adapted to provide uninterrupted millennium functionality to record, store, process and present calendar dates falling on or after January 1, 2000, in substantially the same manner and with the same functionality as such software records, stores, processes and presents such calendar dates falling on or before December 31, 1999, except as would not have a Material Adverse Effect on PBI. PBI has not received and does not expect to receive a "Year 2000 Deficiency Notification Letter" (as such term is employed in the Federal Reserve's Supervision and Regulation Letter No. SR 98-3(SUP), dated March 4,
1998). PBI has disclosed or made available to NCBC a complete and accurate copy of PBI's plan for addressing the issues set forth in the statements of the Federal Financial Institutions Examination Council, dated May 5, 1997, entitled "Year 2000 Project Management Awareness," and December 1997, entitled "Safety and Soundness Guidelines Concerning the Year 2000 Business Risk," as such issues affect PBI. The costs of the adaptions and compliance referred to in this
Section 4.24 are not expected to have a Material Adverse Effect on PBI.

                                    ARTICLE 5
                     REPRESENTATIONS AND WARRANTIES OF NCBC

                  Except as disclosed in the NCBC Disclosure Letter, NCBC hereby represents and warrants to PBI that:

                  5.1 Organization, Standing and Power. NCBC is a corporation duly organized, validly existing and in good standing under the laws of the State of Tennessee, and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its material assets. NCBC is duly qualified or licensed to transact business as a foreign corporation in good standing in the states of the United States and foreign jurisdictions where the character of its assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on NCBC.

                  5.2 Authority; No Breach by Agreement.

                  (a) NCBC has the corporate  power and  authority  necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the Plan of Merger and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of NCBC. This Agreement represents a legal, valid and binding obligation of NCBC, enforceable against NCBC in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

                  (b) Neither the execution and delivery of this Agreement by NCBC, nor the consummation by NCBC of the transactions contemplated hereby, nor compliance by NCBC with any of the provisions hereof will (i) conflict with or result in a breach of any provision of any NCBC Company's Charter (or similar governing instrument) or Bylaws, or (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any assets of any NCBC Company under any Contract or Permit of any NCBC Company, or (iii) subject to receipt of the requisite approvals referred to in
Section 8.1(b) of this Agreement, violate any Law or Order applicable to any NCBC Company or any of their respective Material Assets.

                  (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate law and the rules of the NASDAQ, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, or under the HSR Act, and other than Consents, filings or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on NCBC, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by NCBC of the Merger and the other transactions contemplated in this Agreement and the Plan of Merger.

                  (d) No NCBC Company is a party to, or subject to, or bound by, any agreement or judgment, order, letter of understanding, writ, prohibition, injunction or decree of any court or other governmental body of competent jurisdiction, or any law which would prevent the execution and delivery of this Agreement and the Plan of Merger by NCBC, or the consummation of the transactions contemplated hereby and thereby, and no action or proceeding is pending against any NCBC Company in which the validity of this Agreement, the transactions contemplated hereby or any action which has been taken by any of such Parties in connection herewith or in connection with the transaction contemplated hereby is at issue.

                  5.3 Capital Stock. The currently authorized capital stock of NCBC consists of (i) 175,000,000 shares of NCBC Common Stock, of which 108,346,501 shares are issued and outstanding as of November 30, 1999, and (ii) 5,000,000 shares of NCBC Preferred Stock, of which no shares are issued and outstanding. All of the issued and outstanding shares of NCBC Capital Stock are, and all of the shares of NCBC Common Stock to be issued in exchange for shares of PBI Common Stock upon consummation of the Merger, when issued in accordance with the terms of this Agreement, will be, duly and validly issued and outstanding and fully paid and nonassessable under the TBCA and the NCBC Charter. NCBC has reserved for issuance a sufficient number of shares of NCBC Common Stock for the purpose of issuing shares of NCBC Common Stock in accordance with the provisions of Section 2.1(b) and 2.2 of this Agreement.

                  5.4 SEC Filings; Financial Statements.

                  (a) NCBC has filed and made available to PBI all SEC documents required to be filed by NCBC since December 31, 1997 (the "NCBC SEC Reports"). The NCBC SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Laws and (ii) did not, at the time they were filed (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such NCBC SEC Reports or necessary in order to make the statements in such NCBC SEC Reports, in light of the circumstances under which they were made, not misleading. Except for NCBC Subsidiaries that are registered as brokers, dealers or investment advisors, no NCBC Subsidiary is required to file any SEC Documents.

                  (b) Each of the NCBC Financial Statements (including, in each case, any related notes) contained in the NCBC SEC Reports, including any NCBC SEC Reports filed after the date of this Agreement until the Effective Time, complied or will comply as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was or will be prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited interim statements, as permitted by Form 10-Q of the SEC), and fairly presented in all material respects the consolidated financial position of NCBC and its Subsidiaries as at the respective dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount or effect.

                  (c) Nothing has come to the attention of NCBC which would require a material change to its most recently filed SEC Documents since the date of such filing.

                  5.5 Absence of Undisclosed Liabilities. No NCBC Company has any liabilities that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on NCBC, except liabilities which are accrued or reserved against in the consolidated balance sheets of NCBC as of September 30, 1999, included in the NCBC Financial Statements reflected in the notes thereto. No NCBC Company has incurred or paid any Liability since the Balance Sheet Date, except for such Liabilities incurred or paid in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on NCBC or in connection with the transactions contemplated by this Agreement.
                  5.6 Absence of Certain Changes or Events. Since December 31, 1998, except as disclosed in the NCBC Financial Statements delivered prior to the date of this Agreement or contemplated by pending federal legislation applicable to financial institutions generally, (i) there have been no events, changes or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on NCBC, and (ii) the NCBC Companies have not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of NCBC provided in Article 6 of this Agreement or would have a Material Adverse Effect on NCBC..

                  5.7 Compliance with Laws. NCBC is duly registered as a bank holding company under the BHC Act and as a savings and loan holding company under the HOLA. Each NCBC Company has in effect all Permits necessary for it to own, lease or operate its material assets and to carry on its business as now conducted, and there has occurred no default under any such permit. No NCBC
Company:

                  (a) Is in violation of any Laws, Orders or Permits applicable to its business or employees conducting its business; and

                  (b) Has received any notification or communication from any agency or department of federal, state or local government or any Regulatory Authority or the staff thereof (i) asserting that any NCBC Company is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, (ii) threatening to revoke any Permits, or (iii) requiring any NCBC Company to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment or memorandum or understanding, or to adopt any board resolution or similar undertaking, which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends.

                  5.8 Legal Proceedings. There is no Litigation instituted or pending, or, to the Knowledge of NCBC, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against any NCBC Company, or against any Asset, interest or right of any of them, that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on NCBC; nor are there any orders of any regulatory authorities, other governmental authorities, or arbitrators against any NCBC Company.

                  5.9 Reports. Since January 1, 1996, NCBC has filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with (i) the SEC, including, but not limited to, Forms 10-K, Forms 10-Q, Forms 8-K and proxy statements, (ii) other Regulatory Authorities, and (iii) any applicable state securities or banking authorities (except, in the case of state securities authorities, failures to file which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on NCBC). As of their respective dates, each of such reports and documents, including the financial statements, exhibits and schedules thereto, complied in all material respects with all applicable Laws. As of its respective date, each such report and document did not, in all material respects, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

                  5.10 Statements True and Correct. No statement, certificate, instrument or other writing furnished or to be furnished by any NCBC Company or any Affiliate thereof to PBI pursuant to this Agreement or any other document, agreement or instrument referred to herein contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by any NCBC Company or any Affiliate thereof for inclusion in the Registration
Statement to be filed by NCBC with the SEC, will, when the Registration Statement becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading. None of the information supplied or to be supplied by any NCBC Company or any Affiliate thereof for inclusion in the Proxy Statement to be mailed to PBI Shareholders in connection with the shareholders' meetings, and any other documents to be filed by any NCBC Company or any Affiliate thereof with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Proxy Statement, when first mailed to the shareholders of PBI, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the shareholders' meeting, contain any untrue statement of material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. All documents that any NCBC Company or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable law.

                  5.11 Accounting, Tax and Regulatory Matters. No NCBC Company or any Affiliate thereof has taken any action or has any knowledge of any fact or circumstance relating to NCBC that is reasonably likely to (i) prevent the transactions contemplated hereby, including the Merger, from qualifying for pooling-of-interests accounting treatment or as a reorganization within the meaning of IRC Section 368(a), or (ii) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 8.1(b) of this Agreement or result in the imposition of a condition or restriction of the type referred to in the last sentence of such Section.

                  5.12 Tax Matters.

                  (a) All Tax Returns required to be filed by or on behalf of any of the NCBC Companies have been timely filed or requests for extensions have been timely filed, granted and have not expired for periods ended on or before December 31, 1998, and on or before the date of the most recent fiscal year end immediately preceding the Effective Time, and all Tax Returns filed are complete and accurate in all material respects. All Taxes shown on filed Tax Returns have been paid. There is no audit, examination, deficiency proceeding, or litigation with respect to any Taxes, except as reflected in the NCBC Financial Statements or Section 5.12(a) of the NCBC Disclosure Letter. All Taxes and other Liabilities due with respect to completed and settled examinations or concluded Litigation have been paid. There are no Liens with respect to Taxes upon any of the Assets of the NCBC Companies.

                  (b) None of the NCBC Companies has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due (excluding such statutes that relate to years currently under examination by the Internal Revenue Service or other applicable taxing authorities) that is currently in effect.

                  (c) Adequate provision for any Taxes due or to become due for any of the NCBC Companies for the period or periods through and including the date of the respective NCBC Financial Statements has been made and is reflected on such NCBC Financial Statements.

                  (d) Reserved.

                  (e) Each of the NCBC Companies is in compliance with, and its Records contain information and documents (including properly completed IRS Forms W-9) necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state and local tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the IRC, except for such instances of non-compliance and such omissions as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on NCBC.

                  (f) There has not been an ownership change, as defined in the IRC Section 382(g), of any of the NCBC Companies that occurred during or after any Taxable Period in which the Companies incurred a net operating loss that carries over to any Taxable Period ending after December 31, 1998.

                  (g) Except as set forth in Section 5.12(g) of the NCBC Disclosure Letter, none of the NCBC Companies is a party to any tax allocation or sharing agreement and none of the NCBC Companies has been a member of an affiliated group filing a consolidated federal income tax return (other than a group the common parent of which was NCBC) or has any Liability for taxes of any Person (other than NCBC and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law) as a transferee or successor or by contract or otherwise.

                  5.13  Environmental  Matters.  Except as set forth in  Section
5.13 of the NCBC Disclosure Letter:

                  (a) Each NCBC Company, its Participation Facilities, and its Operating Properties are, and have been, in compliance with all Environmental Laws, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on NCBC.

                  (b) To the Knowledge of NCBC, there is no litigation pending or threatened before any court, governmental agency or authority or other forum in which any NCBC Company or any of its Operating Properties or Participation
Facilities  (or NCBC in  respect of such  Operating  Property  or  Participation

Facility) has been or, with respect to threatened litigation, may be named as a defendant (i) for alleged noncompliance (including by any predecessor) with any environmental law or (ii) relating to the release into the environment of any Hazardous Material, whether or not occurring at, on, under, adjacent to, or affecting (or potentially affecting) a site owned, leased, or operated by any NCBC Company or any of its Operating Properties or Participation Facilities, except for such litigation pending or threatened that is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on NCBC.

                  (c) To the Knowledge of NCBC, during the period of (i) any NCBC Company's ownership or operation of any of their respective current properties, (ii) any NCBC Company's participation in the management of any Participation Facility, or (iii) any NCBC Company's holding of a security interest in an Operating Property, there have been no releases of Hazardous Material in, on, under, adjacent to, or affecting (or potentially affecting) such properties, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on NCBC. To the Knowledge of NCBC, prior to the period of (i) any NCBC Company's ownership or operation of any of their respective current properties, (ii) any NCBC Company's participation in the management of any Participation Facility, or (iii) any NCBC Company's holding of a security interest in an Operating Property, there were no releases of Hazardous Material in, on, under, or affecting such property, Participation Facility or Operating Property, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on NCBC.

                  5.14 Charter Documents. NCBC has previously provided, or made available to, PBI true and correct copies of the Charter and Bylaws of NCBC, as amended to date, and each are in full force and effect.

                  5.15 Year 2000 Matters. The computer software operated by NCBC which is material to the conduct of its business is capable of providing or is being adapted to provide uninterrupted millennium functionality to record, store, process and present calendar dates falling on or after January 1, 2000, in substantially the same manner and with the same functionality as such software records, stores, processes and presents such calendar dates falling on or before December 31, 1999, except as would not have a Material Adverse Effect on NCBC. NCBC has not received and does not expect to receive a "Year 2000 Deficiency Notification Letter" (as such term is employed in the Federal Reserve's Supervision and Regulation Letter No. SR 98-3(SUP), dated March 4,
1998).  The costs of the  adaptions and  compliance  referred to in this Section
5.14 are not expected to have a Material Adverse Effect on NCBC.

                                    ARTICLE 6
                    CONDUCT OF BUSINESS PENDING CONSUMMATION

                  6.1 Affirmative Covenants of PBI. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, unless the prior written consent of NCBC shall have been obtained, and except as otherwise expressly contemplated herein, PBI shall, and shall cause each of its Subsidiaries to: (i) operate its business only in the usual, regular and ordinary course, (ii) preserve intact its business organization and assets and maintain its rights and franchises, (iii) take no action which would
(a) materially adversely affect the ability of any party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentence of Section 8.1(b) of this Agreement or prevent the transactions contemplated hereby, including the Merger, from qualifying for pooling-of-interests accounting treatment or as a reorganization within the meaning of Section 368(a) of the IRC or (b) adversely affect in any material respect the ability of any Party to perform its covenants and agreements under this Agreement, and (iv) provide NCBC with PBI financial statements at the end of each month by the fifteenth (15th) day following the close of said month.

                  6.2 Negative Covenants of PBI. Except as specifically permitted by this Agreement, from the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, PBI covenants and agrees that it will not do or agree to commit to do, or permit any of its Subsidiaries to do or agree or commit to do, any of the following without the prior written consent of the chief executive officer, president, chief financial officer or executive vice president of NCBC, which consent shall not be unreasonably withheld:

                  (a) Amend the Articles, Bylaws or other governing instruments of any PBI Company; or

                  (b) Incur any additional debt obligation or other obligation for borrowed money (other than indebtedness of a PBI Company to another PBI Company) in excess of an aggregate of $50,000 (for the PBI Companies on a consolidated basis) except in the ordinary course of the business of PBI
Subsidiaries consistent with past practices (which shall include, for PBI Subsidiaries that are depository institutions, creation of deposit liabilities, purchases of federal funds, advances from the Federal Reserve Bank or Federal Home Loan Bank, and entry into repurchase agreements fully secured by U.S. government or agency securities), or impose, or suffer the imposition on any Asset of any PBI Company of any lien or permit any such lien to exist (other than in connection with deposits, repurchase agreements, bankers acceptances, "treasury tax and loan" accounts established in the ordinary course of business, advances from the Federal Home Loan Bank, the satisfaction of legal requirements in the exercise of trust powers, and Liens in effect as of the date hereof that are disclosed in the PBI Disclosure Letter); or

                  (c) Repurchase, redeem or otherwise acquire or exchange (other than exchanges in the ordinary course under employee benefit plans or under the PBI Option Plans), directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of any PBI Company, or declare or pay any dividend (other than regular quarterly dividends paid consistent with past practice, and, provided the payment thereof would not prevent the Merger from being accounted for as a "pooling-of-interests," such other quarterly dividend as is required to prevent the PBI Record Holders from foregoing a dividend from both PBI and NCBC during any calendar quarter) or make any other distribution in respect of PBI capital stock; or

                  (d) Except pursuant to this Agreement or under the PBI Options Plans, issue, sell, pledge, encumber, authorize the issuance of, enter into any contract to issue, sell, pledge, encumber, or authorize the issuance of or otherwise permit to become outstanding, any additional shares of PBI Common Stock or any other capital stock of any PBI Company, or any stock appreciation rights, or any option, warrant, conversion, or other right to acquire any such stock, or any security convertible into any such stock or any stock equivalent type rights; or

                  (e) Except under the PBI Option Plans, adjust, split, combine or reclassify any capital stock of any PBI Company or issue or authorize the issuance of any other securities in respect of or in substitution for shares of PBI Common Stock, or sell, lease, mortgage or otherwise dispose of or otherwise encumber any shares of capital stock of any PBI Subsidiary (unless any such shares of stock are sold or otherwise transferred to another PBI Company) or any Asset having a book value in excess of $25,000, other than in the ordinary course of business for reasonable and adequate consideration and tangible Assets which are obsolete or no longer useful in the business of any PBI Company; or

                  (f) Except for purchases of U.S. Treasury securities, U.S. government agency securities, which in either case have maturities of three (3) years or less, or securities of the same nature as those held for investment by any PBI Company as of September 30, 1999 purchase any securities or make any material investment, either by purchase of stock or securities, contributions to capital, asset transfers, or purchase of any assets, in any Person other than a wholly owned PBI Subsidiary, or otherwise acquire direct or indirect control over any Person, other than in connection with (i) foreclosures in the ordinary course of business, (ii) acquisitions of control by a depository institution Subsidiary in its fiduciary capacity, or (iii) the creation of new wholly owned Subsidiaries organized to conduct or continue activities otherwise permitted by this Agreement; or

                  (g) Grant any increase in compensation or benefits to the employees or officers of any PBI Company, except in accordance with past practice disclosed in Section 6.2(g) of the PBI Disclosure Letter or as required by law; pay any severance or termination pay or any bonus (other than Christmas bonuses payable in December 1999 in the ordinary course of business consistent with past practice) other than pursuant to written policies or written contracts in effect on the date of this Agreement and disclosed in Section 6.2(g) of the PBI Disclosure Letter; and enter into or amend any severance agreements with officers of any PBI Company; grant any material increase in fees or other increases in compensation or other benefits to directors of any PBI Company except in accordance with past practice disclosed in Section 6.2(g) of the PBI Disclosure Letter; or voluntarily accelerate the vesting of any stock options or other stock-based compensation or employee benefits (other than the acceleration of vesting which occurs under a benefit plan under the terms of such plan upon a change of control of PBI or otherwise pursuant to the provisions of such benefit plan); or

                  (h) Except as otherwise provided for herein, enter into or amend any employment contract between any PBI Company and any Person (unless such amendment is required by law) that the PBI Company does not have the unconditional right to terminate without liability (other than liability for services already rendered) at any time on or after the Effective Time; or

                  (i)   Except   for  the   contemplated   termination   of  the
Hillsborough Savings Bank, Inc., SSB Employee Stock Ownership Plan in accordance with the terms of such plan and except for termination of the 401(k) Plan maintained by the Savings Bank Subsidiary for the benefit of its employees, adopt any new employee benefit plan of any PBI Company or terminate or withdraw from, or make any material change in or to, any existing employee benefit plans of any PBI Company other than any such change that is required by law or that, in the opinion of counsel is necessary or advisable to maintain the tax-qualified status of any such plan, or make any distributions from such employee benefit plans, except as required by law, the terms of such plans or consistent with past practice; or

                  (j) Make any significant change in any tax or accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in tax laws or regulatory accounting requirements or GAAP; or

                  (k) Commence any litigation other than in the ordinary course of business or in accordance with past practice, settle any litigation involving any liability of any PBI Company for material money damages in excess of $50,000 or restrictions upon the operations of any PBI Company; or

                  (l) Except in the ordinary course of business, enter into, modify, amend or terminate any material contract (excluding any loan contract) or waive, release, compromise or assign any material rights or claims.

                  6.3 Covenants of NCBC. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, NCBC covenants and agrees that it shall (i) continue to conduct its business and the business of its Subsidiaries in a manner designed in its reasonable judgment to enhance the long-term value of the NCBC Common Stock and the business prospects of the NCBC Companies, and (ii) take no action which would (a) materially adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentence of Section 8.1(b) of this Agreement or prevent the transactions contemplated hereby, including the Merger, from qualifying for pooling-of-interests accounting treatment or as a reorganization within the meaning of IRC Section 368(a), or (b) materially adversely affect the ability of any Party to perform its covenants and agreements under this agreement, provided, that the foregoing shall not prevent any NCBC Company from acquiring any other assets or businesses or from discontinuing or disposing of any of its assets or business if such action is, in the judgment of NCBC, desirable in the conduct of the business of NCBC and its Subsidiaries and would not, in the judgment of NCBC, likely delay the Effective Time to a date subsequent to the date set forth in Section 9.1(e) of this Agreement. Notwithstanding the foregoing or any other provision in this Agreement to the contrary, nothing herein shall be deemed to restrict NCBC from exercising its option pursuant to the Stock Option Agreement at any time such option shall be exercisable.

                  6.4 Adverse Changes in Condition. Each Party agrees to give written notice promptly to the other Party upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any of its Subsidiaries which (i) is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on it or (ii) would cause or constitute a material breach of any of its representations, warranties or covenants contained herein, and to use its reasonable efforts to prevent or promptly to remedy the same.

                  6.5 Reports. Each Party and its Subsidiaries shall file all reports required to be filed by it with Regulatory Authorities between the date of this Agreement and the Effective Time and shall deliver to the other Party copies of all such reports promptly after the same are filed. If financial statements are contained in any such reports filed with any Regulatory Authority pursuant to the Securities Laws, such financial statements will fairly present the consolidated financial position of the entity filing such statements as of the dates indicated and the consolidated results of operations, changes in shareholders' equity, and cash flows for the periods then ended in accordance with GAAP or regulatory accounting (subject in the case of interim financial statements to normal recurring year-end adjustments that are not material). As of their respective dates, such reports filed with any Regulatory Authorities pursuant to the Securities Laws will comply in all material respects with the Securities Laws and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statements contained in any other reports to another Regulatory Authority shall be prepared in accordance with laws applicable to such reports.

                                    ARTICLE 7
                              ADDITIONAL AGREEMENTS

                  7.1 Registration Statement; Proxy Statement; Shareholder Approvals. NCBC shall file the Registration Statement with the SEC, and shall use its reasonable effort to cause the Registration Statement to become effective under the 1933 Act and take any action required to be taken under the applicable state Blue Sky or Securities Laws in connection with the issuance of the shares of NCBC Common Stock upon consummation of the Merger. PBI shall furnish all information concerning it and the holders of its capital stock as NCBC may reasonably request in connection with such action. PBI shall call a shareholders' meeting, to be held as soon as reasonably practicable after the Registration Statement is declared effective by the SEC, for the purpose of voting upon approval of this Agreement and the Plan of Merger and such other related matters as its deems appropriate. In connection with the shareholders' meeting, (i) NCBC and PBI shall prepare a Proxy Statement (which shall be included in the Registration Statement with the SEC) and mail such Proxy
Statement to the shareholders of PBI, (ii) the Parties shall furnish to each other all information concerning them that they may reasonably request in connection with such Proxy Statement, (iii) the Board of Directors of PBI shall recommend to their shareholders the approval of the matters submitted for approval, and (iv) the Board of Directors and officers of PBI shall use their reasonable efforts to obtain such shareholders' approvals; provided, however, that any such action by the Board of Directors of PBI shall be subject to the exercise of its good faith judgment as to its fiduciary duties to its shareholders imposed by law.

                  7.2 Exchange Listing. NCBC shall use its reasonable efforts to list, prior to the Effective Time, on the Nasdaq, subject to official notice of issuance, the shares of NCBC Common Stock to be issued to the holders of PBI Common Stock or PBI Stock Options pursuant to the Merger, and NCBC shall pay all costs, give all notices, make all filings, with the Nasdaq and take all other actions required in connection with the transactions contemplated herein.

                  7.3  Applications.  NCBC shall prepare and file, and PBI shall cooperate in the preparation and, where applicable, filing of applications with all Regulatory Authorities having jurisdiction over the transactions contemplated by this Agreement seeking the requisite Consents necessary to consummate the transactions contemplated by this Agreement. The Parties shall deliver to each other copies of all filings, correspondence and orders to and from, all Regulatory Authorities in connection with the transactions contemplated hereby as soon as practicable upon their becoming available.

                  7.4 NCBC Filings with State Offices. Upon the terms and subject to the conditions of this Agreement, NCBC and PBI shall execute and file the Articles of Merger with the Secretary of State of the State of North Carolina and the Secretary of State of the State of Tennessee in connection with the Closing.

                  7.5 Agreement as to Efforts to Consummate. Subject to the terms and conditions of this Agreement, each Party agrees to use, and to cause its Subsidiaries to use, its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws to consummate and make effective, as soon as practicable after the date of this Agreement, the transactions contemplated by this Agreement, including using its reasonable efforts to lift or rescind any order adversely affecting its ability to consummate the transactions contemplated herein and to cause to be satisfied the conditions referred to in
Article 8 of this Agreement; provided, however, that nothing herein shall preclude either Party from exercising its rights under this Agreement. Each Party shall use, and shall cause each of its Subsidiaries to use, its reasonable efforts to obtain all Consents necessary or desirable for the consummation of the transactions contemplated by this Agreement; provided, however, that nothing in this Section 7.5 shall be construed to obligate NCBC to take any action to meet any condition required for it to obtain any Consent if such condition would be unreasonable or constitute a significant impediment upon NCBC's ability to carry on its business or acquisition programs or to require NCBC to increase its capital ratios to amounts in excess of the Federal Reserve's minimum capital ratio guidelines which may from time to time be in effect.

                  7.6 Investigation and Confidentiality.

                  (a) Prior to the Effective Time, each Party shall keep the other Party advised of all material developments relevant to its business and to consummation of the Merger and shall permit the other Party to make or cause to be made such investigation of the business and properties of it and its Subsidiaries and of their respective financial and legal conditions as the other Party reasonably requests, provided that such investigation shall be reasonably related to the transactions contemplated hereby and shall not interfere unnecessarily with normal operations. No investigation by a Party shall affect the representations and warranties of the other Party.

                  (b) Each Party shall, and shall cause its advisers and agents to, maintain the confidentiality of all confidential information furnished to it by the other Party or its advisors or agents concerning its and its Subsidiaries' businesses, operations and financial positions (including any information learned or obtained during any due diligence activities) and shall not use such information for any purpose except in furtherance of the transactions contemplated by this Agreement. If this Agreement is terminated prior to the Effective Time, each Party shall promptly return or certify the destruction of all documents and copies thereof, and all work papers containing confidential information received from the other Party. This agreement shall remain in effect and survive termination of this Agreement.

                  (c) PBI shall use its reasonable efforts to exercise its rights under confidentiality agreements entered into with persons which are considering an Acquisition Proposal with PBI to preserve the confidentiality of the information relating to PBI provided to such persons and their Affiliates and representatives.

                  (d) Each Party shall give the other Party notice as soon as practicable after any determination by it of any fact or occurrence relating to the other Party which it has discovered through the course of its investigation and which represents either a material breach of any representation, warranty, covenant or agreement of the other Party or which has had or is reasonably likely to have a Material Adverse Effect on the other Party.

                  7.7 Acquisition Proposals. PBI shall not, nor shall it authorize or knowingly permit any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it to, initiate, solicit, encourage (including by way of furnishing information), or take any other action to facilitate, any inquiries or the making of any proposal which constitutes any Acquisition Proposal (as defined below), or enter into or maintain or continue discussions or negotiate with any person in furtherance of an Acquisition Proposal, or agree to or endorse any Acquisition Proposal, and PBI shall (unless it believes such notification could violate the PBI Board of Directors' fiduciary duties) notify NCBC as promptly as practicable, in reasonable detail, as to any inquiries and proposals which it or any of its representatives or agents may receive; provided, however, that, notwithstanding anything to the contrary contained in this Agreement, (i) PBI may furnish or cause to be furnished confidential and non-public information concerning PBI and its businesses, properties or assets to a third party, (ii) PBI may engage in discussions or negotiations with a third party, (iii) following receipt of an Acquisition Proposal, PBI may take and disclose to its shareholders information about the proposal, including, without limitation, its position with respect to such Acquisition Proposal, and/or (iv) following receipt of an Acquisition Proposal, the PBI Board of Directors may withdraw or modify its recommendation of the Merger or terminate this Agreement, but in each event only if and to the extent that the PBI Board of Directors shall determine in good faith based on the written advice of counsel that such action is required for the Board of Directors to fulfill its fiduciary duties to the PBI shareholders. As used herein, the term "Acquisition Proposal" means: (x) any acquisition or purchase of a significant amount of the assets PBI, or more than 20% of the equity interest in PBI or any take-over bid or tender offer (including an issuer bid or self tender offer) or exchange offer, consolidation, plan or arrangement, reorganization, consolidation, business combination, sale of substantially all of the assets, sale of securities, recapitalization, liquidation, dissolution or similar transaction involving PBI (other than the transactions contemplated by this Agreement) or
(y) any proposal, plan or intention to do any of the foregoing either publicly announced or communicated to PBI or any agreement to engage in any of the foregoing. The execution of this covenant and the Stock Option Agreement by PBI constitutes a significant part of the material inducement for NCBC to enter into this Agreement.

                  7.8 (RESERVED)

                  7.9 Tax Treatment. Each of the Parties undertakes and agrees to use its reasonable efforts to cause the Merger, and to take no action which would cause the Merger not, to qualify as a "reorganization" within the meaning of IRC Section 368(a) for federal income tax purposes.

                  7.10 State Takeover Laws. Each PBI Company shall take any reasonable steps necessary to exempt the transactions contemplated by this Agreement from, or if necessary challenge the validity or applicability of any applicable, Takeover Law.

                  7.11 Articles of Incorporation Provisions. Each PBI Company shall take all necessary action to ensure that the entering into of this Agreement and the Plan of Merger and the consummation of the Merger and the other transactions contemplated hereby and thereby do not and will not result in the grant of any rights to any Person under the Charter, Bylaws, or other governing instruments of any PBI Company (other than their rights pursuant to this Agreement and the Plan of Merger and voting and other similar rights) or restrict or impair the ability of NCBC or any of its Subsidiaries to vote, or to exercise the rights of a shareholder with respect to, shares of any PBI Company that may be directly or indirectly acquired or controlled by it.

                  7.12  Agreement of  Affiliates.  PBI has  disclosed in Section
7.12 of the PBI Disclosure Letter all persons whom it reasonably believes is an "affiliate" of PBI for purposes of Rule 145 under the 1933 Act. PBI shall use its reasonable efforts to cause each such Person to deliver to NCBC not later than thirty (30) days prior to the Effective Time, a written agreement, substantially in the form annexed as Exhibit 3 to this Agreement. NCBC shall be entitled to place restrictive legends upon certificates for shares of NCBC Common Stock issued to affiliates of PBI pursuant to this Agreement and to enforce the provisions of this Section 7.12 and of each such affiliate agreement.

                  7.13 Employee Benefits and Contracts. Following the Effective Time, NCBC shall provide to officers and employees of the PBI Companies employee benefits under employee benefit and welfare plans, on terms and conditions which when taken as a whole are substantially similar to those currently provided by the NCBC Companies to their similarly situated officers and employees. For purposes of determining eligibility to participate in and vesting under such employee benefit and welfare plans, all such officers and employees shall be given full credit for all prior service as officers or employees of the PBI Companies, and no such officer or employee shall be subject to any waiting period or pre-existing condition limitation pursuant to any NCBC health insurance plan. NCBC shall offer employment contracts in the form annexed as
Exhibit 4 hereto to Ted R. Laws and Danny C. Lloyd, and shall offer employment contracts in the form annexed as Exhibit 5 to Ken R. Sturdivant, Keith A. Epstein, Rolanne D. Myers, Arthur F. Krueger, Jr., Barbara J. Roberts, Robert B.Ward and Cindy K. Jordan. Any employee of PBI or its Subsidiaries who remains employed through the Effective Date but whose employment is terminated by NCBC or any of its Subsidiaries within 90 days after the Effective Date shall, in addition to any benefits to which such employee may be entitled under the existing Severance Plan of the Savings Bank Subsidiary, be paid a retention bonus equal to four (4) weeks salary. Any employee of PBI or any of its Subsidiaries who remains employed through the Effective Date and who remains employed by PBI, any of its Subsidiaries or any of their successors for at least ninety (90) days after the Effective Date shall be paid a retention bonus equal to two (2) weeks salary at the time of his or her next salary payment after the expiration of such 90 day period.

                  7.14 Advisory Board;  Emeritus Directors.  For a period of two
(2) years from and after the Effective Time, NCBC shall cause the Savings Bank Subsidiary to maintain an advisory board of directors consisting of nine (9) persons, each of whom shall be entitled to attend all regular quarterly meetings of the Board of Directors of the Savings Bank Subsidiary, but shall nave no right to vote as a director. Each advisory director shall be paid a retainer of $1,000 every six months and a director fee of $500 for each regular meeting attended in person. In addition to the foregoing, existing PBI emeritus directors shall be appointed to serve on such advisory board for an annual fee of $3,111. In consideration of the foregoing and the provisions of Section 7.18, PBI shall use its reasonable best efforts to cause each director of PBI and the Savings Bank Subsidiary to execute and deliver a Non-Competition Agreement in the form annexed as Exhibit 6 to this Agreement.

                  7.15 D&O Coverage. At the Effective Time, NCBC will provide, at its election, errors and omissions insurance coverage for PBI's directors and officers either (i) by purchasing continuation coverage under PBI's current policy for a period not less than six (6) years after the Effective Time, or
(ii) obtain coverage under NCBC's current policy to provide coverage for PBI's directors and officers on a prior acts basis for a period not less than six (6) years prior to the Effective Time.

                  7.16 Indemnification.

                  (a) With respect to all claims brought during the period of six (6) years after the Effective Time, NCBC shall indemnify, defend and hold harmless present and former directors, officers, employees and agents of PBI and PBI Companies (the "PBI Entities") (each an "Indemnification Party") against all Liabilities arising out of actions or omissions arising out of the Indemnified Party's service or services as directors, officers, employees or agents of a PBI Entity, or at the request of a PBI Entity, of another corporation, partnership, joint venture, trust or other enterprise occurring at or prior to the Effective Time (including transactions contemplated by this Agreement) to the fullest extent permitted under North Carolina Law and the Articles of Incorporation and Bylaws of PBI as in effect on the date hereof, including provisions relating to advances of expenses incurred in the defense of any Litigation and whether or not any PBI Entity or NCBC is insured against any such matter. Without limiting the foregoing, in any case in which approval by the Surviving Corporation is required to effectuate any indemnification, the Surviving Corporation shall direct, at the election of the Indemnified Party, that the determination of any such approval shall be made by independent counsel mutually agreed upon between NCBC and the Indemnified Party.

                  (b) Any Indemnified Party wishing to claim indemnification under paragraph (a) of this Section 7.16, upon learning of any such Liability or Litigation, shall promptly notify NCBC thereof. In the event of any such Litigation (whether arising before or after the Effective Time), (i) the Surviving Corporation shall have the right to assume the defense thereof and the Surviving Corporation shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if the Surviving Corporation elects not to assume such defense or counsel for the Indemnified Parties shall advise that there are substantive issues which raise conflicts of interest between the Surviving Corporation and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and the Surviving Corporation shall be obligated pursuant to this paragraph (b) to pay for only one firm of counsel for all Indemnified Parties in any jurisdiction, (ii) the Indemnified Parties will cooperate in the defense of any such Litigation, and (iii) the Surviving Corporation shall not be liable for any settlement effected without its prior written consent; and provided further that the Surviving Corporation shall not have any obligation thereunder to any Indemnified Party when and if a court of competent jurisdiction shall determine, and such determination shall have become final, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law.

                  The indemnification provided herein shall be in addition to any idemnification rights on indemnitee may have by law, pursuant to the Articles of Incorporation or by laws of PBI or any of its subsidiaries or pursuant to the terms of any employee benefit plan for which the indemnitee serves as a fiduciary.

                  7.17 PBI Severance Plan. NCBC agrees that the Merger shall constitute a "Change in Control" for purposes of the existing Hillsborough Savings Bank, Inc., SSB Severance Plan. The benefits provided by such Plan shall survive the Closing and no subsequent amendment or termination of such Plan by NCBC or its Subsidiaries shall affect the rights of employees with respect to the receipt of benefits under such Plan.

                  7.18 Director's Deferred Compensation Plan. For a period of two (2) years after the Effective Time, NCBC shall cause the Savings Bank Subsidiary to maintain the current Director's Deferred Compensation Plan and to permit continued deferral of directors' retainers and fees by advisory and emeritus directors. After the end of such period, no additional contributions shall be made to such plan, and accrued balances (plus any earnings thereon) shall be paid in accordance with the terms of such plan.

                                    ARTICLE 8
                CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE

                  8.1 Conditions to Obligations of Each Party. The respective obligations of each Party to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by both Parties pursuant to Section
10.6 of this Agreement:

                  (a) Shareholder Approvals. The shareholders of PBI shall have approved this Agreement and the Plan of Merger and the consummation of the transactions contemplated hereby and thereby, including the Merger, as and to the extent required by law or by the provisions of any governing instruments.

                  (b) Regulatory Approvals. All Consents of, filings and registrations with, and notifications to, all Regulatory Authorities required for consummation of the Merger shall have been obtained or made and shall be in full force and effect and all waiting periods required by law shall have expired. No Consent obtained from any Regulatory Authority which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner, which in the reasonable judgment of the Board of Directors of either party would so materially adversely impact the financial or economic benefits of the transactions contemplated by this Agreement that, had such condition or requirement been known, either party would not, in its reasonable judgment, have entered into this Agreement.

                  (c) Consents. Each Party shall have obtained any and all Consents required for consummation of the Merger (other than those referred to in Section 8.1(b) of this Agreement) or for the preventing of any default under any contract or permit of such Party which, if not obtained or made, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on such Party.

                  (d) Legal Proceedings. No court or government or regulatory authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law or order (whether temporary, preliminary or permanent) or taken any other action which prohibits, restricts or makes illegal consummation of the transactions contemplated by this Agreement and the Plan of Merger.

                  (e) Registration Statement. The Registration Statement shall be effective under the 1933 Act, no stop orders suspending the effectiveness of the Registration Statement shall have been issued, no action, suit, proceeding or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing, and all necessary approval under state securities laws or the 1933 Act, or 1934 Act relating to the issuance or trading of the shares of NCBC Common Stock pursuant to the Merger shall have been received.

                  (f) Exchange Listing. The shares of NCBC Common Stock issuable pursuant to the Merger (including any shares issued to satisfy options existing under the PBI Option Plans) shall have been approved for listing on the Nasdaq, subject to official notice of issuance.


                  (g) Tax Opinion. NCBC and PBI shall have received an opinion of Bass, Berry & Sims PLC, counsel to NCBC, dated the Closing Date, to the effect that (a) the Merger constitutes a reorganization under Section 368(a) of the IRC, and (b) no gain or loss will be recognized by shareholders of PBI who receive shares of NCBC Common Stock in exchange for their shares of PBI Common Stock, except that gain or loss may be recognized as to cash received in lieu of fractional share interests; in rendering their opinion, such counsel may require and rely upon representations and agreements, including those contained in certificates of officers of PBI, NCBC and others.

(h) Pooling of Interests. NCBC shall have received a negative assurance letter from KPMG LLP, PBI's independent certified public accountant's dated the Closing Date, to the effect that such firm is aware of no matters relating to PBI that would prevent PBI from entering into a transaction similar to the proposed transaction that would qualify for pooling-of-interests accounting treatment based upon the attributes of PBI only.

                  8.2 Conditions to Obligations of NCBC. The obligations of NCBC to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by NCBC pursuant to Section 10.6(a) of this Agreement:

                  (a)  Representations  and  Warranties.  For  purposes  of this
Section 8.2(a), the accuracy of the representations and warranties of PBI set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties of PBI set forth in Section 4.3 of this Agreement shall be true and correct (except for inaccuracies which are de minimis in amount). The representations and warranties of PBI set forth in Sections 4.20, 4.21 and 4.22 of this Agreement shall be true and correct in all material respects. There shall not exist inaccuracies in the representations and warranties of PBI set forth in this Agreement (including the representations and warranties set forth in Sections 4.3, 4.20, 4.21 and 4.22) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a Material Adverse Effect on PBI.

                  (b) Performance of Agreements and Covenants. Each and all of the agreements and covenants of PBI to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

                  (c) Certificates. PBI shall have delivered to NCBC (i) a certificate, dated as of the Effective Time and signed on its behalf by its president and the chief financial officer of the Savings Bank Subsidiary, to the effect that the conditions of its obligations set forth in Sections 8.2(a) and 8.2(b) of this Agreement have been satisfied, and (ii) certified copies of resolutions duly adopted by PBI's Board of Directors and shareholders evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement and the Plan of Merger, and the consummation of the transactions contemplated hereby and thereby, all in such reasonable detail as NCBC and its counsel shall reasonably request.

                  (d) Affiliates Agreements. NCBC shall have received from each affiliate of PBI the affiliates letter referred to in Section 7.12 of this Agreement, to the extent necessary to assure in the reasonable judgment of NCBC that the transactions contemplated hereby will qualify for pooling-of-interests accounting treatment.

                  (e) Legal Opinion. PBI shall have delivered to NCBC an opinion of Brooks, Pierce, McLendon, Humphrey Leonard, L.L.P., counsel to PBI, dated as of the Closing Date, addressed to and in form and substance satisfactory to NCBC, to the effect that:

                  (i) PBI is a bank holding company duly organized and validly existing and in good standing under the laws of the State of North Carolina with corporate power and authority to conduct its business of which such counsel has actual knowledge without any independent investigation and to own and use its Assets of which such counsel has actual knowledge without any independent investigation.

                  (ii) PBI Subsidiary Bank is a financial institution duly organized and validly existing, and in good standing under the laws of the State of North Carolina with corporate power and authority to conduct its business of which such counsel has actual knowledge without any independent investigation and own and use its Assets of which such counsel has actual knowledge without any independent investigation.

                  (iii) The execution and delivery by PBI of the Agreement do not, and if PBI were now to perform its obligations under the Agreement such performance would not, violate or contravene any provision of the Articles of Incorporation or Bylaws of PBI or, to such counsel's actual Knowledge but without any independent investigation, result in any breach of, or default or acceleration under any mortgage, agreement, lease, indenture, or other instrument, order, judgment or decree to which PBI is a party or by which it is bound.

                  (iv) The  Agreement  has been duly and  validly  executed  and delivered by PBI, and assuming the Agreement is a binding obligation of NCBC, constitutes a valid and binding agreement of PBI enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and subject to the application of equitable principles and judicial discretion. Such counsel shall be entitled to rely upon certificates of officers of PBI and upon certificates of public officials as to all factual matters relevant to such opinion, which certificate shall be in form and substance reasonably satisfactory to such counsel. In addition, such opinion shall contain such assumptions, qualifications and limitations as are customary for transactions such as those contemplated by this Agreement.

                  (g) Non-Compete Agreements. Each director of PBI and Savings Bank Subsidiary shall have entered into Non-Competition Agreements with NCBC substantially in the form attached hereto as Exhibit 6.

                  (h) Employment Agreement. D. Tyson Clayton shall have entered into an Employment and Non-Competition Agreement with NCBC in the form attached hereto as Exhibit 7.

                  (i) Material Adverse Change. There shall not have occurred an event that would be reasonably likely to have a Material Adverse Effect on PBI.

                  8.3 Conditions to Obligations of PBI. The obligations of PBI to perform this Agreement and the Plan of Merger and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by PBI pursuant to Section 10.6(b) of this Agreement.

                  (a)  Representations  and  Warranties.  For  purposes  of this
Section 8.3(a), the accuracy of the representations and warranties of NCBC set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties of NCBC set forth in Section 5.3 of this Agreement shall be true and correct (except for inaccuracies which are de minimis in amount). The representations and warranties of NCBC set forth in Section 5.11 of this Agreement shall be true and correct in all material respects. There shall not exist inaccuracies in the representations and warranties of NCBC set forth in this Agreement (including the representations and warranties set forth in Sections 5.3 and 5.11) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a Material Adverse Effect on NCBC.

                  (b) Performance of Agreements and Covenants. Each and all of the agreements and covenants of NCBC to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

                  (c) Certificates. NCBC shall have delivered to PBI (i) a certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions of its obligations set forth in Sections 8.3(a) and 8.3(b) of this Agreement have been satisfied, and (ii) certified copies of resolutions duly adopted by NCBC's Board of Directors evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as PBI and its counsel shall reasonably request.

                  (d) Legal Opinion. NCBC shall have delivered to PBI an opinion of Bass, Berry & Sims PLC, counsel to NCBC, dated as of the Closing Date, addressed to and in form and substance satisfactory to PBI, to the effect that:

                  (i) NCBC is a Tennessee corporation duly organized, validly existing and in good standing under the laws of the State of Tennessee with corporate power and authority to conduct its business of which such counsel has actual knowledge without any independent investigation and to own and use its Assets of which such counsel has actual knowledge without any independent investigation;

                  (ii) This Agreement and the Plan of Merger have been duly and validly authorized, executed and delivered on behalf of NCBC by duly authorized officers or representatives thereof, and (assuming this Agreement is a binding obligation of PBI) constitutes a valid and binding obligation of NCBC enforceable in accordance with its terms, subject as to enforceability to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and subject to the application of equitable principles and judicial discretion;

                  (iii) The execution, delivery and performance of this Agreement and the Plan of Merger, as appropriate, and the consummation of the transactions contemplated herein and therein, including the Merger, have been duly and validly authorized by all necessary corporate and shareholder action in respect thereof on the part of NCBC. Such counsel shall be entitled to rely upon certificates of officers of NCBC and upon certificates of public officials as to all factual matters relevant to such opinion, which certificate shall be in form and substance reasonably satisfactory to such counsel. In addition, such opinion shall contain such assumptions, qualifications and limitations as are customary for transactions such as those contemplated by this Agreement.

                  (iv) The execution and delivery by NCBC of the Agreement do not, and if NCBC were now to perform its obligations under the Agreement such performance would not, violate or contravene any provision of the Charter or Bylaws of NCBC or, to such counsel's actual knowledge but without any independent investigation, result in any breach of, or default or acceleration under any mortgage, agreement, lease, indenture, or other instrument, order, judgment or decree to which NCBC is a party or by which it is bound.

                  (e) Fairness Opinion. PBI shall have received from Trident Securities, its independent financial adviser, a "fairness opinion" dated as of the date of this Agreement and a "bring down fairness opinion" as of the date of the mailing of proxy materials relative to the Shareholders' Meeting to the effect that, in the opinion of such adviser, the consideration to be received by the PBI Record Holders pursuant to the terms and conditions of this Agreement is fair to the shareholders of PBI from a financial point of view, and such fairness opinion shall not have been withdrawn prior to the Closing Date.

                  (f) Material Adverse Change. There shall not have occurred an event that would be reasonably likely to have a Material Adverse Effect on NCBC.

                                    ARTICLE 9
                                   TERMINATION

                  9.1 Termination.  Notwithstanding  any other provision of this
Agreement, and not withstanding the approval of this Agreement by the shareholders of NCBC or PBI, this Agreement and the Plan of Merger may be terminated and the Merger abandoned at any time prior to the Effective Time:

                  (a) By mutual consent of the Board of Directors of NCBC and the Board of Directors of PBI; or

                  (b) By the Board of Directors of either Party (provided that the terminating Party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in Section 8.2(a) of this Agreement in the case of PBI and Section 8.3(a) in the case of NCBC or in material breach of any covenant or other agreement contained in this Agreement) in the event of an inaccuracy of any representation or warranty of the other Party contained in this Agreement which cannot be or has not been cured within thirty (30) days after the giving of written notice to breaching Party of such inaccuracy and which inaccuracy would provide the terminating Party the ability to terminate the Merger under the applicable standard set forth in Section 8.2(a) of this Agreement in the case of PBI and Section 8.3(a) of this Agreement in the case of NCBC; or

                  (c) By the Board of Directors of either Party (provided that the terminating Party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in Section 8.2(a) of this Agreement in the case of PBI and Section 8.3(a) in the case of NCBC or in material breach of any covenant or other agreement contained in this Agreement) in the event of a material breach by the other Party of any covenant or agreement contained in this Agreement which cannot be or has not been cured within thirty (30) days after the giving of written notice to the breaching Party of such breach; or

                  (d) By the Board of Directors of either Party in the event (i) any consent of any Regulatory Authority required for consummation of the Merger shall have been denied by final nonappealable action of such Regulatory Authority or if any such action taken by such Regulatory Authority is not appealed within the time limit for appeal or (ii) the shareholders of PBI fail to vote their approval of this Agreement and the transactions contemplated hereby as required by the North Carolina Code and PBI's Charter and Bylaws; or

                  (e) By the Board of Directors of either Party in the event that the Merger shall not have been consummated by September 30, 2000, if the failure to consummate the transactions contemplated hereby on or before such date is not caused by any willful breach of this Agreement by the Party electing to terminate pursuant to this Section 9.1(e) and further, if NCBC shall have filed all applications necessary to obtain the necessary Consents of banking
Regulatory Authorities within sixty (60) days of the date hereof, and if the Closing shall not have occurred because of a delay caused by a bank Regulatory Authority in its review of the application before it, or by the SEC in its review of the Registration Statement to be filed by NCBC, then PBI shall, upon NCBC's written request, extend the September 30, 2000, date for a reasonable time, in no event less than thirty (30) days nor more than sixty (60) days, in order for NCBC to obtain all Consents of bank Regulatory Authorities required and/or all Consents of the SEC and any other securities Regulatory Authorities, and for the expiration of any stipulated waiting periods; or

                  (f) By the Board of Directors of either Party (provided that the terminating Party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in Section 8.2(a) of this Agreement in the case of PBI and Section 8.3(a) in the case of NCBC or in material breach of any covenant or other agreement contained in this Agreement) in the event that any of the conditions precedent to the obligations of such Party to consummate the Merger cannot be satisfied or fulfilled by the date specified in Section 9.1(e) of this Agreement as the same may be extended pursuant to Section 9.1(e).

                  9.2 Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to Section 9.1 of this Agreement, this Agreement and the Plan of Merger shall become void and have no effect, except that (i) the provisions of this Section 9.1 and Article 10 and Section 7.6(b) of this Agreement shall survive any such termination and abandonment; (ii) a termination pursuant to Sections 9.1(b), 9.1(c) or 9.1(f) of this Agreement shall not relieve the breaching Party from liability for an uncured willful breach of a representation, warranty, covenant or agreement giving rise to such termination; and (iii) Section 7.8 of this Agreement shall be governed by its own terms.

                  9.3 Non-Survival of Representations and Covenants. The respective representations, warranties, obligations, covenants and agreements of the Parties shall not survive the Effective Time except this Section 9.3 and Articles 1, 2, 3 and 10 and Sections 7.1, 7.6, 7.12, 7.13, 7.14, 7.15, 7.16,
7.17 and 7.18 of this Agreement.

                                   ARTICLE 10
                               GENERAL PROVISIONS

                  10.1              Definitions.

                  (a) Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

                  "Acquisition Proposal" shall have the meaning given to that term in Section 7.7.

                  "Affiliate" of a Party means any Person, partnership, corporation, association, limited liability company, business trust, or other legal entity directly or indirectly controlling, controlled by or under common Control, with that Party.

                  "Agreement" shall mean this Agreement, the Plan of Merger and the Exhibits delivered pursuant hereto and incorporated herein by reference.

                  "Allowances" shall mean the allowances for loan, lease and other credit losses, including losses in connection with ORE, of any Person.

                  "Articles of Merger" shall mean the Articles of Merger to be executed by NCBC and PBI and filed with the Secretary of State of the State of North Carolina pursuant to Section 55-11-05 of the North Carolina Code and with the Secretary of State of the State of Tennessee pursuant to Section 48-21-107 of the TBCA, relating to the merger of PBI with and into NCBC as contemplated by this Agreement and the Plan of Merger.

                  "Assets" of a Person shall mean all of the assets, properties, businesses and rights of such Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person's business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

                  "Balance Sheet Date" shall mean September 30, 1999.

                  "BHC Act" shall mean the Bank Holding Company Act of 1956, as amended.

                  "Business Day" shall mean any Monday, Tuesday, Wednesday, Thursday or Friday that is not a federal or state holiday generally recognized or observed by banks in the State of Tennessee or North Carolina.

                  "Closing" shall mean the consummation of the Merger.

                  "Closing Date" shall mean the date on which the Closing occurs.

                  "Consent" shall mean any consent, approval, authorization, clearance, exemption, waiver, or affirmation by any Person pursuant to any Contract, Law, Order or Permit.

                  "Consideration" shall mean the shares of NCBC Common Stock and the cash settlement of any remaining fractional share of NCBC Common Stock deliverable to the PBI Record Holders pursuant to Section 2.1(b) of this Agreement.

                  "Contract" shall mean any written or oral agreement, arrangement, authorization, commitment, contract, indenture, instrument, lease, obligation, plan, practice, restriction, understanding or undertaking of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital stock, Assets, or business.

                  "Control"  shall  have the  meaning  assigned  to such term in
Section 2(a)(2) of the Bank Holding Company Act of 1956, as amended.

                  "Default" shall mean (i) any breach or violation of or default under any Contract, Order or Permit, (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of or default under any Contract, Order, or Permit, or (iii) any occurrence or any event that with or without the passage of time or the giving of notice would give rise to a right to terminate or revoke, change the current terms of or renegotiate, or to accelerate, increase or impose any Liability under, any Contract, Order or Permit.

                  "Deposits" shall mean all deposits (including, but not limited to, certificates of deposit, savings accounts, NOW accounts and checking accounts) of the Savings Bank Subsidiary and other deposit-taking Affiliates.

                  "Effective Date" shall mean that date on which the Effective Time of the Merger shall have occurred.

                  "Effective Time" shall mean the date and time that the Articles of Merger shall become effective with the Secretaries of State of the States of North Carolina and Tennessee.

                  "Environmental Laws" shall mean all Laws relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata) and which are administered, interpreted or enforced by the United States Environmental Protection Agency and any state and local agencies with jurisdiction over, and including common law in respect of, pollution or protection of the environment, including the Comprehensive Environmental Response Compensation and Liability Act, as amended, 42 USC ss.9601, et seq. ("CERCLA"), the Resource Conservation and Recovery Act, as amended, 42 USC ss.6901, et seq. ("RCRA"), and other Laws relating to emissions, discharges, releases or threatened releases of any Hazardous Material, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of any Hazardous Material.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                  "Exchange Agent" shall mean Bank of New York.

                  "Exchange Ratio" shall mean the number of shares of NCBC Common Stock, and fractions thereof, to be exchanged for each share of PBI Common Stock pursuant to Section 2.1(b) of this Agreement, subject to such adjustments as may be provided in this Agreement and the Plan of Merger.

                  "Exhibits" 1 through 3, inclusive, shall mean the Exhibits so marked, copies of which are attached to this Agreement. Such Exhibits are hereby incorporated by reference herein and made a part hereof, and may be referred to in this Agreement and any other related instrument or document without being attached hereto or thereto.

                  "FDIC" shall mean the Federal Deposit Insurance Corporation.

                  "Federal Reserve" shall mean the Board of Governors of the Federal Reserve System and shall include the Federal Reserve Bank of St. Louis or the Federal Reserve Bank of Richmond when acting under delegated authority.

                  "GAAP" shall mean generally accepted accounting principles as in effect from time to time, consistently applied.

                  "Hazardous Material" shall mean (i) any hazardous substance, hazardous material, hazardous waste, regulated substance, or toxic substance (as those terms are defined by any applicable Environmental Laws) and (ii) any chemicals, pollutants, contaminants, petroleum, petroleum products, or oil (and specifically shall include asbestos requiring abatement, removal, or encapsulation pursuant to the requirements of governmental authorities and any polychlorinated biphenyls).

                  "HSR Act" shall mean Section 7A of the Clayton Act, as added by Title III of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

                  "Intellectual Property" shall mean copyrights, patents, trademarks, service marks, service names, trade names, applications therefor, technology rights and licenses, computer software (including any source or object codes therefor or documentation relating thereto), trade secrets, franchises, know-how, inventions and other intellectual property rights.

                  "IRC" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

                  "Knowledge"  as  used  with  respect  to a  Person  (including references to such Person being aware of a particular matter) shall mean those facts that are actually (as opposed to constructively) known by the Chairman, Chief Executive Officer, President, Chief Administrative Officer, Chief Financial Officer, Chief Accounting Officer, Chief Credit Officer or General Counsel of such Person, or such other officer of such Person, regardless of title, charged with or responsible for the oversight of a particular area, department or function to which the subject matter relates.

                  "Law" shall mean any code, law, ordinance, regulation, reporting or licensing requirement, rule or statute applicable to a Person or its Assets, Liabilities or business, including those promulgated, interpreted or enforced by any Regulatory Authority.

                  "Liability" shall mean any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost or expense (including costs of investigation, collection and defense), claim, deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

                  "Lien" shall mean any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention, or other security arrangement, or any adverse right or interest, charge, or claim of any nature whatsoever of, on, or with respect to any property or property interest, other than (i) Liens for current property Taxes not yet due and payable, and (ii) for depository institution Subsidiaries of a Party, pledges to secure deposits and other Liens incurred in the ordinary course of the banking business.

                  "Litigation" shall mean any action, arbitration, cause of action, claim, complaint, criminal prosecution, demand letter, governmental or other examination or investigation, hearing, inquiry, administrative or other proceeding, or notice (written or oral) by any Person alleging potential
Liability, but shall not include regular, periodic routine examinations of depository institutions and their Affiliates by Regulatory Authorities.

                  "Material Adverse Effect" on a Party shall mean an event, change or occurrence which, individually or together with any other event, change or occurrence, has a material adverse impact on (i) the financial position, business or results of operations of such Party and its Subsidiaries, taken as a whole, or (ii) the ability of such Party to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement.

                  "Merger" shall mean the merger of PBI with and into NCBC, as described in Section 1.1 of this Agreement.

                  "Nasdaq" shall mean the Nasdaq Stock Market's National Market, or its successor, upon which shares of NCBC Common Stock are listed for trading.

                  "NCBC" shall mean National Commerce Bancorporation, a corporation chartered and existing under the laws of the State of Tennessee which is registered both as a bank holding company and as a savings and loan holding company and whose principal offices are located at One Commerce Square, Memphis, Shelby County, Tennessee 38150.

                  "NCBC Capital Stock" shall mean, collectively, the NCBC Common Stock, the NCBC Preferred Stock and any other class or series of capital stock of NCBC.

                  "NCBC Common Stock" shall mean the $2.00 par value common stock of NCBC.

                  "NCBC Companies" shall mean, collectively, NCBC and all NCBC Subsidiaries.

                  "NCBC Disclosure Letter" shall mean a letter signed by an Executive Vice President and the Chief Financial Officer of NCBC delivered prior to the date of this Agreement to PBI describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically referencing each Section of this Agreement under which such disclosure is being made.

                  "NCBC Financial Statements" shall mean (i) the consolidated balance sheets (including related notes and schedules, if any) of NCBC as of September 30, 1999, and as of December 31. 1998, and December 30, 1997, and
December 31, 1996, and the related statements of earnings, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) for the nine (9) months ended September 30, 1999, and for each of the three years ended December 31, 1998, 1997, and 1996, as filed by NCBC in SEC Documents, (ii) the consolidated balance sheet of NCBC (including related notes and schedules, if any) and related statements of earnings, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) included in SEC Documents filed with respect to periods ended subsequent to September 30, 1999.

                  "NCBC Preferred Stock" shall mean the no par value preferred stock of NCBC authorized but none of which is currently outstanding.

                  "NCBC  SEC  Reports"  has the  meaning  set  forth in  Section
5.4(a).

                  "NCBC Subsidiaries" shall mean the Subsidiaries of NCBC.

                  "1933 Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                  "1934 Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                  "North Carolina Code" shall mean the North Carolina General Statutes, as amended.

                  "Operating Property" shall mean any property owned by the Party in question or by any of its Subsidiaries or in which such Party or Subsidiary holds a security interest, and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

                  "Order" shall mean any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local or foreign or other court, arbitrator, mediator, tribunal, administrative agency, or Regulatory Authority.

                  "ORE" shall mean real estate and other property acquired through foreclosure, deed in lieu of foreclosure, or similar procedures.

                  "PBI Common Stock" shall mean the common stock of Piedmont Bancorp, Inc., no par value per share.

                  "PBI Company(ies)" shall mean PBI and all of its Subsidiaries, whether direct or indirect.

                  "PBI Disclosure Letter" shall mean a letter signed by the Chief Executive Officer and Chief Financial Officer of PBI delivered prior to the date of this Agreement to NCBC describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically referencing each Section of this Agreement under which such disclosure is being made.

                  "PBI Employee Plans" shall mean any pension plans, profit sharing plans, deferred compensation plans, stock option plans, cafeteria plans, and any other such or related benefit plans or arrangements offered or funded by PBI or any PBI Subsidiary, to or for the benefit of the officers, directors, employees, independent contractors or consultants of PBI or any PBI Subsidiary.

                  "PBI Option Plans" means those options to acquire PBI Common Stock under the Piedmont Bancorp, Inc. Stock Option Plan.

                  "PBI Record Holders" means those Persons who shall be the holders of record of any of the issued and outstanding shares of PBI Common Stock immediately prior to the Effective Time.

                  "Participation Facility" shall mean any facility or property in which the Party in question or any of its Subsidiaries participates in the management and, where required by the context, said term means the owner or operator of such facility or property, but only with respect to such facility or property.

                  "Party" shall mean NCBC, on the one hand, or PBI on the other hand, and "Parties" shall mean, NCBC and PBI.

                  "Pension Plan" shall mean any employee pension benefit plan as such term is defined in Section 3(2) of ERISA which is maintained by the referenced Party.

                  "Permit" shall mean any federal, state, local and foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets or business.

                  "Person" shall mean a natural person or any legal, commercial or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert, or any person acting in a representative capacity.

                  "Plan of Merger" shall mean the plan of merger providing for the Merger, in substantially the form of Exhibit 1.

                  "Proxy Statement" shall mean the proxy statement to be used by PBI to solicit proxies with a view to securing the approval of the PBI shareholders of this Agreement and the Plan of Merger.

                  "Records" means all available records, minutes of meetings of the Board of Directors, committees and shareholders of a Party; original instruments and other documentation, pertaining to a Party or any of its Subsidiaries or assets (including plans and specifications relating to any realty), Liabilities, Deposits, Contracts, capital stock, and loans; and all other business and financial records which are necessary or customary for use in the conduct of such Person or any of such Person's Subsidiary businesses on or after the Effective Time as it was conducted prior to the Effective Time.

                  "Registration Statement" shall mean the Registration Statement on Form S-4, or other appropriate form, including any pre-effective or post-effective amendments or supplements thereto, filed with the SEC by NCBC under the 1933 Act with respect to the resale of the shares of NCBC Common Stock to be issued to the shareholders of PBI in connection with the transactions contemplated by this Agreement.

                  "Regulatory Authorities" shall mean, collectively, the Federal Trade Commission, the United States Department of Justice, the Federal Reserve, the Office of Thrift Supervision (including its predecessor, the Federal Home Loan Bank Board), the Office of the Comptroller of the Currency, the FDIC, all state regulatory agencies having jurisdiction over the Parties and their respective Subsidiaries, Nasdaq, the National Association of Securities Dealers and the SEC, or any respective successor thereto.

                  "Representative" shall mean any investment banker, financial advisor, attorney, accountant, consultant, or other representative of a Person.

                  "Rights" shall mean all arrangements, calls, commitments, Contracts, options, rights to subscribe to, scrip, understandings, warrants, or other binding obligations of any character whatsoever relating to, or securities or rights convertible into or exchangeable for shares of the capital stock of a Person, or which derive their value in whole or in part from shares of the capital stock of a Person, including stock appreciation rights and phantom stock, or by which a Person is or may be bound to issue additional shares of its capital stock or other Rights.

                  "Savings Bank Subsidiary" shall mean Hillsborough Savings Bank, Inc., SSB.

                  "SEC" shall mean the United States Securities and Exchange Commission, or any successor thereto.

                  "SEC Documents" shall mean all forms, proxy statements, registration statements, reports, schedules, and other documents filed, or required to be filed, by a Party or any of its Subsidiaries with any Regulatory Authority pursuant to the Securities Laws.

                  "Securities Laws" shall mean the 1933 Act, the 1934 Act, the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, and the rules and regulations of the SEC promulgated thereunder, as well as any similar state securities laws and any similar rules and regulations promulgated by the applicable federal or state bank Regulatory Authorities.

                  "Shareholders' Meeting" shall mean the Special Meeting of the shareholders of PBI to be held pursuant to Section 7.1 of this Agreement, including any adjournment or adjournments thereof.

                  "Subsidiaries" shall mean all of those Persons of which the entity in question owns or controls 5% or more of the outstanding voting equity securities or equity interest, either directly or through an unbroken chain of entities as to each of which 5% or more of the outstanding equity securities or equity interest is owned directly or indirectly by its parent; provided, however, that there shall not be included any Person acquired through foreclosure or in satisfaction of a debt previously contracted in good faith, any such entity that owns or operates an automatic teller machine interchange network, or any such Person the equity securities or equity interest of which are owned or controlled in a fiduciary capacity or through a small business development corporation.

                  "Surviving Corporation" shall mean NCBC, as the corporation resulting from and surviving the consummation of the Merger as set forth in
Section 1.1 of this Agreement.

                  "Tax" or "Taxes" shall mean any federal, state, county, local or foreign income, profits, franchise, gross receipts, payroll, sales, employment, use, property, withholding, excise, occupancy and other taxes, assessments, charges, fares or impositions, including interest, penalties, and additions imposed thereon or with respect thereto.

                  "TBCA" shall mean the Tennessee Business Corporation Act, as amended.

                  (b) Any singular term in this Agreement shall be deemed to include the plural and any plural term the singular. Whenever the words "include," "includes," or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation."

                  10.2 Expenses.

                  (a) Except as otherwise provided in this Section 10.2, each of the Parties shall bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the costs contemplated hereunder, including, filing, registration and application fees, printing fees, and fees and expenses of its own financial or other consultants, investment bankers, accountants, and counsel, except that each of the Parties shall bear and pay the filing fees payable in connection with the Registration Statement and the Proxy Statement and printing and mailing costs incurred in connection with the printing and mailing of the Registration Statement and the Proxy Statement based on the relative Asset sizes of the Parties at September 30, 1999.

                  (b) Nothing contained in this Section 10.2 shall constitute or shall be deemed to constitute liquidated damages for the willful breach by a Party of the terms of this Agreement or otherwise limit the rights of the non-breaching Party.

                  10.3 Brokers and Finders. Other than the engagement of Trident Securities by PBI and Baxter, Fentress & Company by NCBC, each of the Parties represents and warrants that neither it nor any of its officers, directors, employees or Affiliates has employed any broker or finder or incurred any Liability for any financial advisory fees, investments bankers fees, brokerage fees, commissions, or finders fees in connection with this Agreement or the ones contemplated hereby. In the event of a claim by any broker or finder based upon his or its representing or being retained by or allegedly representing or being retained by PBI or NCBC, each of PBI and NCBC, as the case may be agrees to indemnify and hold the other Party harmless of and from any Liability in respect of any such claim.

                  10.4 Entire Agreement. Except as otherwise expressly provided herein, this Agreement (including the other documents and instruments referred to herein) constitutes the entire agreement between the Parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral. Nothing in this Agreement, expressed or implied, is intended to confer upon any Person, other than the Parties or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

                  10.5  Amendments.   To  the  extent  permitted  by  Law,  this
Agreement may be amended by a subsequent writing signed by each of the Parties upon the approval of the Boards of Directors of each of the Parties, whether before or after shareholder approval of this Agreement and the Plan of Merger has been obtained; provided, that after any such approval by the holders of PBI Common stock, there shall be made no amendment that modifies in any material respect the Consideration to be received by the PBI Record Holders. Notwithstanding the foregoing or any other provision contained in this Agreement, in the event NCBC shall exercise its rights pursuant to Section 1.8 of this Agreement, PBI shall execute any amendment reasonably presented in accordance with such section.

                  10.6 Publicity. The Parties shall mutually agree upon a press release to be released no later than the next business day following execution of this Agreement announcing that the Agreement has been executed. The press release shall be in form and substance mutually agreed upon by the Parties; provided, however, that such press release shall contain all information that either Party shall be advised by counsel is necessary to satisfy such Party's obligations under applicable laws, including, without limitation, the federal securities laws and the rules of The Nasdaq Stock Market. The Parties shall consult with each other regarding the form and substance of all subsequent press releases related to the transactions contemplated by the Agreement; provided, however, that notwithstanding the foregoing, neither Party shall be prohibited from making any disclosure of information that such Party shall be advised by counsel is necessary to satisfy such Party's obligations under applicable law, including, without limitation, the federal securities laws and the rules of The Nasdaq Stock Market.

                  10.7 Waivers.

                  (a) Prior to or at the Effective Time, NCBC, acting through its Board of Directors, chief executive officer, or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by PBI, to waive or extend the time for the compliance or fulfillment by PBI of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of NCBC under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of NCBC.

                  (b) Prior to or at the Effective Time, PBI, acting through its Board of Directors, chief executive officer, or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by NCBC, to waive or extend the time for the compliance or fulfillment by NCBC of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of PBI under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of PBI.

                  (c) The failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect the right of such Party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.

                  10.8 Assignment. Except as expressly contemplated hereby, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party hereto (whether by operation of Law or otherwise) without the prior written consent of the other Party; provided, however, NCBC may assign all of their rights hereunder to any other wholly owned Subsidiary whether now existing or hereafter acquired or organized. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

                  10.9 Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, postage prepaid, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:




                  If to NCBC:       National Commerce Bancorporation
                                    One Commerce Square
                                    Memphis, TN  38150
                                    Attention:  Charles A. Neale
                                    Vice President and General Counsel
                                    Fax:  (901) 523-3303
                                    Telephone:  (901) 523-3372

                  With a copy to:   Bass, Berry & Sims PLC
                                    100 Peabody Place, Suite 950
                                    Memphis, TN 38103
                                    Attention:  John A. Good, Esq.
                                    Fax: (901)543-5999
                                    Telephone: (901) 543-5901

                  If to PBI:        Piedmont Bancorp, Inc.
                                    260 So. Churton Street
                                    Hillsborough, NC 27278-2507
                                    Attention: D. Tyson Clayton
                                    President and Chief Executive Officer
                                    Fax: (919) 732-2146
                                    Telephone: (919) 732-2143

                  With a copy to:   Brooks, Pierce, McLendon, Humphrey &
                                    Leonard, L.L.P.
                                    2000 Renaissance Plaza
                                    230 North Elm Street
                                    P. O. Box 26000 (27420)
                                    Greensboro, North Carolina 27401
                                    Attention: Edward C. Winslow, III, Esq.
                                    Fax: (336) 378-1001
                                    Telephone: (336) 373-8850

                  10.10 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Tennessee, without regard to any applicable conflicts of Laws.

                  10.11 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same document.

                  10.12 Captions. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

                  10.13 Interpretation. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any Party, whether under any rule of construction or otherwise. No Party to this Agreement shall be considered the draftsman. The Parties acknowledge and agree that this Agreement has been reviewed, negotiated and accepted by all Parties and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words used so as fairly to accomplish the purposes and intentions of all Parties hereto.

                  10.14 Enforcement of Agreement. The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

                  10.15 Attorneys' Fees. If any Party hereto shall bring any action at law or in equity to enforce its rights under this Agreement (including an action based upon a misrepresentation or the breach of any warranty, covenant, agreement or obligation contained herein), the prevailing Party in such action shall be entitled to recover from the other Party its reasonable costs and expenses necessarily incurred in connection with such action
(including fees, disbursements and expenses of attorneys and costs of investigation).

                  10.16 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability, without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

                  10.17 Remedies Cumulative. All remedies provided in this Agreement, by Law or otherwise, shall be cumulative and not alternative.

                  IN WITNESS WHEREOF, each of the Parties hereto has duly executed and delivered this Agreement or has caused this Agreement to be executed and delivered in its name and on behalf by its representatives thereunto duly authorized, all as of the date first written above.

                                      PIEDMONT BANCORP, INC.


                                      By: /s/ D. Tyson Clayton
                                          --------------------
                                          D. Tyson Clayton
                                          President and Chief
                                          Executive Officer

ATTEST:


/s/ Peggy S. Walker
-------------------
Peggy S. Walker
Secretary


(Corporate Seal)


                                       NATIONAL COMMERCE BANCORPORATION


                                       By:/s/ William R. Reed, Jr.
                                          -------------------------
                                          William R. Reed, Jr. Vice Chairman

ATTEST:


/s/ David T. Popwell
--------------------
David T. Popwell, Secretary

                                 PLAN OF MERGER
                                       OF
                             PIEDMONT BANCORP, INC.
                                  WITH AND INTO
                        NATIONAL COMMERCE BANCORPORATION.

                  Pursuant to this Plan of Merger ("Plan of Merger") dated , 2000, PIEDMONT BANCORP, INC. ("PBI"), a corporation organized and existing under the laws of the State of North Carolina, shall be merged with and into NATIONAL COMMERCE BANCORPORATION ("NCBC"), a corporation organized and existing under the laws of the State of Tennessee.

                                    ARTICLE 1
                                 TERMS OF MERGER

                  1.1 The Merger. Subject to the terms and conditions of that certain Agreement and Plan of Reorganization dated as December 27, 1999, between PBI and NCBC (the "Merger Agreement") and this Plan of Merger, at the Effective Time (defined below), PBI shall be merged with and into NCBC in accordance with the provisions of Section 55-11-06 of North Carolina General Statutes and with the effect provided in Section 48-21-102 of the Tennessee Code Annotated (the "Merger"). NCBC shall be the surviving corporation resulting from the Merger (the "Surviving Corporation") and shall continue to be governed by the laws of the State of Tennessee. The Merger shall be consummated pursuant to the terms of the Merger Agreement and this Plan of Merger.

                  1.2 Effective Time. The Merger shall become effective on the date and at the time the Articles of Merger reflecting the Merger shall have been filed with both the Secretary of State of the State of North Carolina and the Secretary of State of the State of Tennessee (the "Effective Time").

                  1.3 Charter. The Charter of NCBC in effect immediately prior to the Effective Time shall be the Charter of the Surviving Corporation until otherwise amended or repealed.

                  1.4 Bylaws. The Bylaws of NCBC in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until otherwise amended or repealed.

                  1.5 Name. The name of NCBC shall remain unchanged after the Effective Time, unless and until otherwise renamed.

                  1.6 Directors and Officers. The directors and officers of NCBC in office immediately prior to the Effective Time, together with such additional persons as may thereafter be elected or appointed, shall serve as the directors and officers of the Surviving Corporation from and after the Effective Time in accordance with the bylaws of the Surviving Corporation, unless and until their successors shall have been elected or appointed and shall have qualified or until they shall have been removed in the manner provided therein.

                                    ARTICLE 2
             MANNER OF CONVERTING SHARES AND OPTIONS; EXCHANGE RATIO

                  2.1 Conversion, Cancellation and Exchange of Shares; Exchange Ratio. At the Effective Time, by virtue of the Merger becoming effective and without any action on the part of NCBC, PBI, or the shareholders of any of the foregoing, the shares of the constituent corporations shall be converted as follows:

                  (a) NCBC Common Stock. Each share of NCBC common stock, par value $2.00 per share (the "NCBC Common Stock") issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.

                  (b) PBI Common Stock. Each share of PBI common stock, no par value (the "PBI Common Stock") issued and outstanding at the Effective Time shall cease to represent any interest (equity, shareholder or otherwise) in PBI and shall automatically be converted exclusively into, and constitute only the right of each holder of record of PBI Common Stock immediately before the Effective Time (a "PBI Record Holder") to receive in exchange for such PBI Record Holder's shares of PBI Common Stock the consideration to which the PBI Record Holder is entitled as provided in this Section 2.1(b) (the "Consideration"):

                         (i) The  Exchange  Ratio  Calculation.  Subject  to any
adjustments   which  may  be  required  by  an  event  described  in  Subsection
2.1(b)(iii) below, at and as of the Effective Time:


                            (A) Each share of the PBI Common  Stock  outstanding
                      at and as of the Effective Time shall be converted into the right to receive that number of shares of NCBC Common Stock equal to (the "Exchange Ratio"):

                                 (I) The quotient of the Net Purchase Price (defined below) divided by the NCBC Market Price Per Share (defined below),

                                      divided by

                                 (II) The sum of the  number  of  shares  of PBI
                         Common Stock outstanding at and as of the Effective Time and the number of shares of PBI Common Stock issuable pursuant to options to purchase PBI Common Stock to the extent that such options are outstanding at and as of the Effective Time.

                  Notwithstanding the provisions of subsection (A) above, if the Market Price Per Share shall be less than $20.70, then each share of PBI Common Stock outstanding at and as of the Effective Time shall be converted into the right to receive .60499 shares of NCBC Common Stock, and if the Market Price Per Share shall exceed $25.30, then each share of PBI Common Stock outstanding at and as of the Effective Time shall be converted into the right to receive .49499 shares of NCBC Common Stock.

                                 (B) "Net Purchase  Price" shall be $34,500,000.
                            No share of PBI Common Stock shall be deemed to be outstanding or have any rights other than those set forth in this Section 2.1(b) after the Effective Time. No fractional shares of NCBC Common Stock shall be issued in the Merger and, if after aggregating all of the whole and fractional shares of NCBC Common Stock to which a PBI Record Holder shall be entitled based upon this Exchange Ratio calculation, there should be a fractional share of NCBC Common Stock remaining, such fractional share shall be settled by a cash payment therefor pursuant to Article 3 of this Plan of Merger, which cash settlement shall be based upon the Market Price Per Share (as defined below) of one (1) full share of NCBC Common Stock.

                  (ii) Definition of Market Price Per Share. The "Market Price Per Share" of NCBC Common Stock shall be the average of the closing price per share of NCBC Common Stock on the Nasdaq Stock Market's National Market (as reported by The Wall Street Journal) on the five (5) trading day period ending two (2) trading days prior to the Effective Time, or such earlier date as may be required by the Securities and Exchange Commission.

                  (iii) Effect of Stock  Splits,  Reverse  Stock  Splits,  Stock
Dividends and Similar Changes in the Capital of PBI. Should PBI effect any stock splits, reverse stock splits, stock dividends or similar changes in its respective capital accounts prior to the
Effective Time, the Exchange Ratio may, in NCBC's sole discretion if such change in the capital accounts constitutes a breach of any of PBI's representations, warranties or covenants, be adjusted in such a manner as the Board of Directors of NCBC shall deem in good faith to be fair and reasonable in order to give effect to such changes. Notwithstanding the foregoing, nothing in this subparagraph (iii) shall be deemed to be a waiver of the inaccuracy of any representation or warranty or breach of any covenant by PBI set forth in the Merger Agreement.

                  (c) Shares Held by PBI or NCBC. Each of the shares of PBI Common Stock held by PBI or any subsidiary or affiliate of PBI or by NCBC or any subsidiary or affiliate of NCBC, in each case other than in a fiduciary capacity or as a result of debts previously contracted, shall be cancelled and retired at the Effective Time and no Consideration shall be issued in exchange therefor.

                  2.2 Conversion of Stock Options.

                  (a) At the Effective Time, all rights with respect to PBI Common Stock pursuant to stock options ("PBI Options") granted by PBI under all stock option plans of PBI (each a "PBI Option Plan"), which are outstanding at the Effective Time, whether or not exercisable, shall be converted into and become rights with respect to NCBC Common Stock, and NCBC shall assume each PBI Option, in accordance with the terms of the PBI Option Plan and stock option agreement by which it is evidenced. From and after the Effective Time, (i) each PBI Option assumed by NCBC may be exercised solely for shares of NCBC Common Stock, (ii) the number of shares of NCBC Common Stock subject to such PBI Option shall be equal to the number of shares of PBI Common Stock subject to such PBI Option immediately prior to the Effective Time multiplied by the Exchange Ratio, and (iii) the per share exercise price under each such PBI Option shall be adjusted by dividing the per share exercise price under each such PBI Option by the Exchange Ratio and rounding down to the nearest cent. PBI agrees to take all necessary steps to effectuate the foregoing provisions of this Section 2.2. Notwithstanding the foregoing, each stock option which is an "incentive stock option" under the PBI Option Plan shall be adjusted as required by Section 424 of the Internal Revenue Code of 1986, as amended (the "Code") and the regulations promulgated thereunder so as to continue as an incentive stock option under Section 424 of the Code and so as not to constitute a modification, extension or renewal of the option within the meaning of Section 424(h) of the Code.

                  2.3 Restricted Stock. At the Effective Time, each share of PBI Common Stock held by the trustees under the Hillsborough Savings Bank, Inc., SSB Management Recognition Plan (the "MRP"), including unvested shares subject to Awards as defined in the MRP heretofore granted to participants under the MRP, shall be converted into and exchanged for NCBC Common Stock and cash in lieu of fractional shares pursuant to the provisions of Section 3.1 below, and such shares and cash shall thereafter be held to be delivered to the respective participants pursuant to the MRP. At the Effective Time, the MRP and each stock grant agreement pursuant to which Awards were granted shall remain in effect, except that from and after the Effective Time the MRP and each such stock grant agreement shall be amended as necessary to provide that: (i) NCBC shall be substituted for the Hillsborough Savings Bank, Inc., SSB; (ii) the Board of Directors of NCBC or its Compensation Committee shall be substituted for the Committee of the Savings Bank Subsidiary Board of Directors with respect to administration of the MRP; (iii) unvested shares of NCBC Common Stock and cash determined in accordance with the provisions of Section 3.1 below shall be substituted for unvested shares of PBI Common Stock; (iv) no shares or other assets in addition to the shares of PBI Common Stock currently awarded under the MRP shall be purchased by or for the MRP; and (v) shares, cash or other interests in the MRP forfeited by participants shall be retained by the trustees of the MRP and shall be available for making additional Awards under the MRP.

                  2.4 Anti-Dilution Provisions. In the event NCBC changes the number of shares of NCBC Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, or recapitalization with respect to such stock and the record date therefor (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) shall be prior to the Effective Time, the Exchange Ratio shall be proportionately adjusted.

                                    ARTICLE 3
                               EXCHANGE OF SHARES

                  3.1 Exchange Procedures. Promptly after the Effective Time, NCBC and PBI shall cause the Bank of New York (the "Exchange Agent") to mail to the PBI Record Holders appropriate transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing shares of PBI Common Stock shall pass, only upon proper delivery of such certificates to the Exchange Agent). The Exchange Agent may establish reasonable and customary rules and procedures in connection with its duties. After the Effective Time, each PBI Record Holder of PBI Common Stock (other than shares to be cancelled pursuant to Section 2.1(c) of this Plan of Merger) issued and outstanding at the Effective Time shall surrender the certificate or certificates representing such shares to the Exchange Agent and shall promptly upon surrender thereof receive in exchange therefor the Consideration provided in Section 2.1(b) of this Plan of Merger, together with all undelivered dividends or distributions in respect of such shares (without interest thereon) pursuant to Section 3.2 of this Plan of Merger. To the extent required by Section 2.1(b) of this Plan of Merger, each PBI Record Holder also shall receive, upon surrender of the certificate or certificates representing his or her shares of PBI Common Stock outstanding immediately prior to the Effective Time, cash in lieu of any fractional share of NCBC Common Stock to which such holder may be otherwise entitled (without interest). NCBC shall not be obligated to deliver the Consideration to which any PBI Record Holder is entitled as a result of the Merger until such PBI Record Holder surrenders such holder's certificate or certificates representing the shares of PBI Common Stock for exchange as provided in this Section 3.1. The certificate or certificates of PBI Common Stock so surrendered shall be duly endorsed as the Exchange Agent may reasonably require. Any other provision of this Plan of Merger notwithstanding, neither NCBC nor the Exchange Agent shall be liable to a PBI Record Holder for any amounts paid or properly delivered in good faith to a public official pursuant to any applicable abandoned property Law. Adoption of the Merger Agreement and this Plan of Merger by the shareholders of PBI shall constitute ratification of the appointment of the Exchange Agent.

                  3.2 Rights of Former PBI Record Holders. At the Effective Time, the stock transfer books of PBI shall be closed as to holders of PBI
Common Stock outstanding immediately prior to the Effective Time, and no transfer of PBI Common Stock by any PBI Record Holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of Section 3.1 of this Plan of Merger, each certificate theretofore representing shares of PBI Common Stock (other than shares to be cancelled pursuant to Section 2.1(c) of this Plan of Merger) shall from and after the Effective Time represent for all purposes only the right to receive the Consideration provided in Section 2.1(b) of this Plan of Merger, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which have been declared or made by PBI in respect of such shares of PBI Common Stock in accordance with the terms of this Plan of Merger and which remain unpaid at the Effective Time. Whenever a dividend or other distribution is declared by NCBC on the NCBC Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares of NCBC Common Stock issuable pursuant to this Plan of Merger, but beginning sixty (60) days after the Effective Time no dividend or other distribution payable to the holders of record of NCBC Common Stock as of any time subsequent to the Effective Time shall be delivered to a PBI Record Holder until such PBI Record Holder surrenders his or her certificate or certificates evidencing PBI Common Stock for exchange as provided in Section 3.1 of this Plan of Merger. However, upon surrender of such PBI Common Stock certificate, both the NCBC Common Stock certificate and any undelivered dividends and cash payments payable hereunder (without interest) shall be delivered and paid with respect to each share represented by such certificate.

                  3.3 Lost Certificates. Any PBI Record Holder whose certificate representing shares of PBI Common Stock has been lost, destroyed, stolen or otherwise is missing shall be entitled to receive a certificate representing the shares of NCBC Common Stock and cash in lieu of fractional shares to which he or she is entitled in accordance with and upon compliance with conditions reasonably imposed by the Exchange Agent (including, without limitation, a requirement that the shareholder provide a lost instruments indemnity bond in form, substance and amount reasonably satisfactory to the Exchange Agent).

                                    ARTICLE 4
                                  MISCELLANEOUS

                  4.1 Conditions Precedent. Consummation of the Merger by NCBC shall be conditioned on the satisfaction of or waiver by NCBC of the conditions precedent to the Merger set forth in Sections 8.1 and 8.2 of the Merger Agreement. Consummation of the Merger by PBI shall be conditioned on the satisfaction, or waiver by PBI, of the conditions precedent to the Merger set forth in Sections 8.1 and 8.3 of the Merger Agreement.

                  4.2 Amendments. To the extent permitted by Law and the Merger Agreement, this Plan of Merger may be amended as permitted in the Merger Agreement.

                  4.3 Captions. The captions contained in this Plan of Merger are for reference purposes only and are not part of this Plan of Merger.

                             STOCK OPTION AGREEMENT

                  This  STOCK  OPTION  AGREEMENT  ("Agreement"),   dated  as  of
December 27, 1999, is between NATIONAL COMMERCE BANCORPORATION ("NCBC") and PIEDMONT BANCORP, INC. ("PBI").

                                    RECITALS

                  PBI and NCBC have executed an Agreement and Plan of Reorganization ("Merger Agreement"), of even date with this Agreement, under which PBI will be merged with and into NCBC upon completion of the merger ("Merger") contemplated in the Merger Agreement.

                  By negotiating and executing the Merger Agreement and by taking actions necessary or appropriate to effect the transactions contemplated by the Merger Agreement, NCBC has incurred and will incur substantial direct and indirect costs (including, without limitation, the costs of management and employee time) and will forgo the pursuit of certain alternative investments and transactions.

                                    AGREEMENT

                  THEREFORE, in consideration of the promises set forth in this Agreement and in the Merger Agreement, the parties agree as follows:

                  1. Grant of Option. Subject to the terms and conditions set forth in this Agreement, PBI irrevocably grants an option ("Option") to NCBC to purchase that number of authorized but unissued shares of PBI's common stock, no par value per share ("PBI Common Stock"), such that immediately following such purchase NCBC would own 19.5% of the then issued and outstanding shares (as adjusted as set forth herein) of PBI Common Stock after giving effect to the exercise of the Option at a per share price in cash (or immediately available funds) equal to $7.65 ("Option Price").

                  2.  Exercise  of  Option.  Subject to the  provisions  of this
Section 2 and of Section 12(a) of this Agreement, this Option may be exercised by NCBC as set forth in Section 5 of this Agreement, in whole or in part, at any time, in any of the following circumstances:

                  (a) PBI enters into an agreement or PBI's Board of Directors recommends to PBI shareholders (or withdraws its recommendation FOR approval of the Merger after receipt of a proposal for PBI to enter into) an agreement (other than the Merger Agreement) under which any entity, person or group (collectively "Person"), within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), would: (1) merge or consolidate with, acquire 25% or more of the assets or liabilities of, or enter into any similar transaction with PBI, or (2) purchase or otherwise acquire (including by merger, reorganization, consolidation, share exchange or any similar transaction) securities representing 25% or more of PBI's voting shares;

                  (b) any Person (other than NCBC or any of its subsidiaries) acquires the beneficial ownership or the right to acquire beneficial ownership of securities which, when aggregated with other such securities owned by such Person, represents 25% or more of the voting shares of PBI (the term "beneficial ownership" for purposes of this Agreement has the meaning set forth in Section 13(d) of the Exchange Act, and the regulations promulgated under the Exchange

Act) (not including acquisitions pursuant to which the acquiror or acquiring group has successfully rebutted the presumption of control pursuant to 12 C.F.R. ss.574(e) and has voted or given to management of PBI an irrevocable proxy to vote the securities so acquired for the approval of the Merger at any and all meetings of shareholders of PBI called for that purpose or at which such matter is considered (a "Rebuttal Acquisition");

                  (c) failure of the shareholders to approve, prior to the termination of the Merger Agreement, the Merger by the required affirmative vote at a meeting of the shareholders, because a third Person (other than NCBC or a subsidiary of NCBC) announces publicly or communicates, in writing, to PBI a proposal to (a) acquire PBI (by merger, reorganization, consolidation, the purchase of 25% or more of its assets or liabilities, or any other similar transaction), or (b) purchase or otherwise acquire securities representing 25% or more of the voting shares of PBI.

                  (d) It is understood and agreed that the Option will become exercisable immediately upon the occurrence of any of the above-described circumstances even though the circumstance occurred as a result, in part or in whole, of the board of PBI complying with its fiduciary duties.

                  (e) Notwithstanding any other provision of this Agreement to the contrary, in no event shall:

                                    (i) NCBC's Total  Profit (as defined  below)
                  exceed $1,035,000 and, if it otherwise would exceed such amount, NCBC at its sole election, shall either (A) reduce any remaining shares of PBI Common Stock subject to the Option,
                  (B) deliver to PBI for cancellation without consideration shares of PBI Common Stock previously purchased by NCBC pursuant to the exercise of the Option, (C) pay cash to PBI, or (D) any combination of the foregoing, so that NCBC's actual realized Total Profit shall not exceed $1,035,000 after taking into account the foregoing actions; or

                                    (ii) the Option be exercised for a number of
                  shares of PBI Common Stock as would, as of the date of exercise, result in NCBC's Total Notional Profit (as defined below) exceeding $1,035,000; provided, that nothing in this clause (ii) shall restrict any exercise of the Option permitted hereby on any subsequent date.

                  As used in this Agreement, the term "Total Profit" shall mean the aggregate sum (prior to the payment of taxes) of the following: (i) any net cash amounts received by NCBC pursuant to the sale of shares of PBI Common Stock received pursuant to the exercise of the Option ( or any other securities into which such shares shall be converted or exchanged) to any unaffiliated person less NCBC's purchase price of such shares; (ii) any amount received by NCBC pursuant to PBI's repurchase of shares of PBI Common Stock received pursuant to the exercise of the Option less NCBC's purchase price of such shares, and (iii) any amount received by NCBC pursuant to PBI's repurchase of the Option (or any portion thereof).

                  As used in this Agreement, the term "Total Notional Profit" with respect to any number of shares of PBI Common Stock as to which NCBC may propose to exercise the Option shall be the Total Profit determined as of the date of such proposed exercise, assuming that the Option were exercised on such date for such number of shares and assuming that such shares, together with all other such shares held by NCBC or its affiliates as of such date that were issued pursuant to the exercise of the Option, were sold for cash at the closing sale price per share of PBI Common Stock as quoted on the American Stock Exchange ("AMEX") or, if PBI Common Stock in not then quoted on AMEX, the highest bid price per share as quoted on the principal trading market or securities exchange on which such shares are traded as reported by a recognized source chosen by NCBC as of the close of business on the preceding trading day (less customary brokerage commissions).

                  3. Notice, Time and Place of Exercise. When NCBC wishes to exercise the Option, NCBC will give written notice of its intention to exercise the Option and the place and date for the closing of the exercise (which date may not be later than ten business days from the date such notice is mailed). If any law, regulation or other restriction will not permit such exercise to be consummated during this ten-day period, the date for the closing of such exercise will be within five days following the cessation of the restriction on consummation.

                  4. Payment and Delivery of Certificate(s). At the closing for the exercise of the Option or any portion thereof, (a) NCBC and PBI will each deliver to the other certificates as to the accuracy, as of the closing date, of their respective representations and warranties under this Agreement, (b) NCBC will pay the aggregate purchase price for the shares of PBI Common Stock to be purchased by delivery of a certified or bank cashier's check in immediately available funds payable to the order of PBI, and (c) PBI will deliver to NCBC a certificate or certificates representing the shares so purchased.

                  5. Transferability of the Option. Neither the Option nor any portion of the Option will be transferable except to a wholly-owned subsidiary of NCBC.

                  6. Representations, Warranties and Covenants of PBI. PBI represents and warrants to NCBC as follows:

                  (a) Due Authorization. This Agreement has been duly authorized by all necessary corporate action on the part of PBI, has been duly executed by a duly authorized officer of PBI and constitutes a valid and binding obligation of PBI. No shareholder approval by PBI shareholders is required by applicable law or otherwise before the exercise of the Option in whole or in part.

                  (b) Option Shares.  PBI has taken all necessary  corporate and other action to authorize and reserve and to permit it to issue and, at all times from the date of this Agreement to such time as the obligation to deliver shares under this Agreement terminates, will have reserved for issuance, at the closing(s) upon exercise of the Option, the Option Shares (subject to adjustment, as provided in Section 8 below), all of which, upon issuance under this Agreement, will be duly and validly issued, fully paid and nonassessable, and will be delivered free and clear of all claims, liens, encumbrances and security interests, including any preemptive right of any of the shareholders of PBI.

                  (c) No Conflicts. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by it will violate or result in any violation of or be in conflict with or constitute a default under any term of the charter or bylaws of PBI or any agreement, instrument, judgment, decree, law, rule or order applicable to PBI or any subsidiary of PBI or to which PBI or any such subsidiary is a party.

                  (d) Notification of Record Date. At any time from and after the date of this Agreement until the Option is no longer exercisable, PBI will give NCBC at least 10 days prior written notice before setting the record date for determining the holders of record of the PBI Common Stock entitled to vote on any transaction described in Section 2 above.

                  7. Representations, Warranties and Covenants of NCBC. NCBC represents and warrants to PBI as follows:

                  (a) Due Authorization. This Agreement has been duly authorized by all necessary corporate action on the part of NCBC, has been duly executed by a duly authorized officer of NCBC and constitutes a valid and binding obligation of NCBC.

                  (b) No Conflicts. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by it will violate or result in any violation of or be in conflict with or constitute a default under any term of the charter or bylaws of NCBC or any agreement, instrument, judgment, decree, law, rule or order applicable to NCBC or any subsidiary of NCBC or to which NCBC or any such subsidiary is a party.

                  8. Adjustment Upon Changes in Capitalization. In the event of any change in the PBI Common Stock by reason of stock dividends, split-ups, mergers, reorganizations, recapitalizations, combinations, exchanges of shares or the like, the number and kind of shares or securities subject to the Option and the purchase price per share of Common Stock will be appropriately adjusted. If, before the Option terminates or is exercised, PBI is acquired by another party, or consolidates with or merges into another corporation, NCBC will thereafter receive, upon exercise of the Option, the securities or properties to which a holder of the number of shares of Common Stock then deliverable upon the exercise thereof would have been entitled upon such acquisition, consolidation, merger, or reorganization, and PBI will take all steps in connection with such acquisition, consolidation, merger, or reorganization, as may be necessary to assure that the provisions of this Agreement will thereafter be applicable, as nearly as reasonably may be practicable, in relation to any securities or property thereafter deliverable upon exercise of the Option.

                  9. Binding Effect; Assignment. This Agreement binds and inures to the benefit of the parties and their successors. Except as set forth in
Section 5, this Agreement is not assignable by either party.

                  10. Regulatory Restrictions. Upon exercise of this Option, PBI will use its best efforts to obtain or to cooperate with NCBC in obtaining all necessary regulatory consents, approvals, waivers or other action (whether regulatory, corporate or other) to permit the acquisition of any or all Option Shares by NCBC.

                  11. No Rights as Shareholder. This Option, before it is exercised, will not entitle its holder to any rights as a shareholder of PBI at law or in equity. Specifically, this Option, before it is exercised, will not entitle the holder to vote on any matter presented to the shareholders of PBI or, except as provided in this Agreement, to any notice of any meetings of shareholders or any other proceedings of PBI.

                  12. Miscellaneous.

                  (a) Termination. This Agreement and the Option will terminate upon the earliest of (1) the mutual agreement of the parties to this Agreement;
(2) the 90th day following the termination of the Merger Agreement for any reason; or (3) 12 months after the date hereof; but if the Option has been exercised before the termination of this Agreement, then the exercise will close under Section 4 of this Agreement, even though that closing date is after the termination of this Agreement.

                  (b) Amendments. This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by the parties.

                  (c) Severability of Terms. Any provision of this Agreement that is invalid, illegal or unenforceable is ineffective only to the extent of the invalidity, illegality or unenforceability without affecting in any way the remaining provisions or rendering any other provisions of this Agreement invalid, illegal or unenforceable. Without limiting the generality of the foregoing, if the right of NCBC to exercise the Option in full for the total number of shares of PBI Common Stock or other securities or property issuable upon the exercise of the Option is limited by applicable law, or otherwise, NCBC may, nevertheless, exercise the Option to the fullest extent permissible.

                  (d) Notices. All notices, requests, claims, demands and other communications under this Agreement must be in writing and must be given (and will be deemed to have been duly received if so given) by delivery, by cable, telecopies or telex, or by registered or certified mail, postage prepaid, return receipt requested, to the respective parties at the addresses below, or to such other address as either party may furnish to the other in writing. Change of address notices will be effective upon receipt.

                 If to PBI to:        Piedmont Bancorp, Inc.
                                      260 So. Churton Street
                                      Hillsborough, North Carolina 27278-2507
                                      Attn: D. Tyson Clayton, President
                                      Fax: (919) 732-2146
                                      Phone: (919) 732-2143

                 with a copy to:      Brooks, Pierce, McLendon, Humphrey &
                                      Leonard, L.L.P.
                                      2000 Renaissance Plaza
                                      230 North Elm Street
                                      Greensboro, North Carolina 27401
                                      Attn: Edward C. Winslow, III, Esq.
                                      Fax: (336) 378-1001
                                      Phone: (336) 373-8850

                 If to NCBC to:       National Commerce Bancorporation
                                      One Commerce Square
                                      Memphis, Tennessee 38150
                                      Attn:  Lewis E. Holland
                                      Fax:  (901) 523-3170
                                      Phone:  (901) 523-3320

                                                        and

                                      Charles A. Neale
                                      Vice President and General Counsel
                                      Fax:  (901) 523-3303
                                      Phone:  (901) 523-3371

                 with a copy to:      Bass, Berry & Sims PLC
                                      100 Peabody Place, Suite 950
                                      Memphis, Tennessee 38103
                                      Attn: John A. Good, Esq.
                                      Fax: (901) 543-5999
                                      Phone: (901) 543-5901

                  (e) Governing Law. The parties intend this Agreement and the Option, in all respects, including all matters of construction, validity and performance, to be governed by the laws of the State of North Carolina, without giving effect to conflicts of law principles.

                  (f) Counterparts. This Agreement may be executed in several counterparts, including facsimile counterparts, each of which is an original, and all of which together constitute one and the same agreement.

                  (g)  Effects  of  Headings.   The  section  headings  in  this
Agreement are for convenience only and do not affect the meaning of its provisions.

                  IN WITNESS WHEREOF, the parties hereto have signed and delivered this Stock Option Agreement as of the day and year first above written.

                                         NATIONAL COMMERCE BANCORPORATION


                                         By:
                                               -------------------
                                               William R. Reed,
                                               Vice Chairman



                                         PIEDMONT BANCORP, INC.


                                         By:   -----------------
                                               D. Tyson Clayton
                                               President and Chief Executive
                                               Officer